Exhibit 10.1

THIS TRANSACTION SUPPORT AGREEMENT DOES NOT CONSTITUTE, AND SHALL NOT BE DEEMED, AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS. NOTHING CONTAINED IN THIS TRANSACTION SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS TRANSACTION SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER AGREEMENTS WITH RESPECT TO THE TRANSACTIONS DESCRIBED IN THIS TRANSACTION SUPPORT AGREEMENT, WHICH TRANSACTIONS WILL BE SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS AND CONDITIONS SET FORTH IN THIS TRANSACTION SUPPORT AGREEMENT AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS.

TRANSACTION SUPPORT AGREEMENT

This Transaction Support Agreement (together with the exhibits and attachments hereto, including the Term Sheet (as defined below), as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of October 31, 2023 (the “Execution Date”), is entered into by and among:

(a)

Lumen Technologies, Inc., a Louisiana corporation (“Lumen”), Level 3 Financing, Inc., a Delaware corporation (“Level 3”), and Qwest Corporation, a Colorado corporation (“Qwest”, and collectively with Lumen and Level 3, the “Company”) (each such party listed in this clause (a), a “Company Party” and, such parties collectively, the “Company Parties”); and

(b)	the Consenting Parties[1] (as defined below).

[1]

For the avoidance of doubt, any Affiliates (as defined herein) or related parties of any such Consenting Party shall not, as a result of being Affiliates or related parties, be deemed to be Consenting Parties themselves. The Parties acknowledge and agree that all representations, warranties, covenants, releases and other agreements made by any Consenting Party that is (1) a separately managed fund or account of or advised or sub-advised by an investment manager or (2) a trustee are being made, in the case of a Consenting Party described in clause (1) hereof, only with respect to the Claims held by such separately managed, advised or sub-advised fund or account (in the amount identified on the signature pages hereto), and, in the case of a Consenting Party described in clause (2) hereof, solely in its capacity as trustee of such trust (in the related amount identified on the signature pages hereto) and only with respect to Claims held by such trust, and, in no event shall such representations, warranties or covenants apply to (or be deemed to be made in relation to) any Claims that may be beneficially owned by other funds, accounts or clients that are managed, advised or sub-advised by such investment manager or an Affiliate of such investment manager or other trusts for which such Consenting Party is trustee. The Parties further acknowledge and agree that all representations, warranties, covenants, releases and other agreements made by any Consenting Party that is (i) an investment advisor, sub-advisor, manager of managed funds or accounts or trustee are being made solely in such Consenting Party’s capacity as an investment advisor, sub-advisor, manager to the beneficial owners of or trustee of a trust that holds the Existing Debt specified on the applicable signature pages hereto (in the amount identified on such signature pages), and shall not apply to (or be deemed to be made in relation to) such investment advisor, sub-advisor, manager or trustee in any other capacity, including, without limitation, in its capacity as an investment advisor, sub-advisor, or manager of other managed funds or accounts or trustee of other trusts or (ii) a trading desk or group of an entity, are being made solely with respect to such trading desk or group that holds Existing Debt specified on the applicable signature pages hereto (in the amount identified on such signature pages), and shall not apply to (or be deemed to be made in relation to) any other trading desk or group of such entity.

i

This Agreement collectively refers to the Company Parties and the Consenting Parties signatory hereto as the “Parties” and each individually as a “Party.”

23. Notices	34
24. No Third-Party Beneficiaries	35
25. Publicity; Non-Disclosure	35
26. Successors and Assigns; Severability	36
27. Error; Ambiguity	36
28. Joinder	37

Exhibits

Exhibit A	Term Sheet
Exhibit B	New Money Commitments
Exhibit C	Backstop Parties
Exhibit D	Form of Subscription Notice
Exhibit E	Form of Permitted Transferee Joinder
Exhibit F	Form of Additional Consenting Party Joinder

RECITALS

WHEREAS, the Parties have, in good faith and at arm’s length, negotiated or been apprised of the terms of the transactions contemplated in the term sheet attached as Exhibit A hereto (together with the exhibits and attachments hereto, as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, the “Term Sheet”) and have agreed to support and pursue the Transactions (as defined herein) in accordance with and subject to the terms and conditions set forth herein;

WHEREAS, the Company Parties indicated to the Consenting Parties that, as of the Execution Date, they would not commit to the Transactions governed hereby relating to certain of the Existing Debt with any parties other than the Consenting Parties; and

WHEREAS, this Agreement sets forth the agreement among the Parties concerning their respective commitments, subject to the terms and conditions hereof, to support and implement the Transactions.

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

AGREEMENT

DEFINITIONS AND INTERPRETIVE MATTERS

1. Definitions; Construction.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Term Sheet or as otherwise expressly set forth herein. The following terms used in this Agreement are defined as:

“Ad Hoc Group” means the ad hoc group of holders of Existing Debt represented by the Ad Hoc Group Advisors.

“Ad Hoc Group Advisors” means, collectively, Davis Polk and Houlihan Lokey.

“Additional Consenting Party” or “Additional Consenting Parties” has the meaning set forth in Section 28 hereof.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For the avoidance of doubt, Parties with investments managed by separate Persons shall be deemed to be Affiliates of one another if the Persons who manage their investments are themselves under common control.

“Agreement” has the meaning set forth in the preamble hereof.

“Agreement Effective Date” has the meaning set forth in Section 3 hereof.

“Alternative Transaction” means any dissolution, winding up, liquidation, receivership, assignment for the benefit of creditors, restructuring, reorganization, workout, exchange, extension, sale, disposition, merger, amalgamation, acquisition, consolidation, partnership, plan of arrangement, plan of reorganization, plan of liquidation, investment, debt investment, equity investment, tender offer, refinancing, recapitalization, share exchange, business combination, joint venture or similar transaction involving all or a material portion of the assets, debt or equity of the Company Parties and their respective subsidiaries (taken as a whole), in each case that is a bona fide alternative to the Transactions.

“Amendments” has the meaning set forth in the Term Sheet.

“Applicable Existing Debt” has the meaning set forth in Section 8(a) hereof.

“Automatic Termination Event” has the meaning set forth in Section 7(d) hereof.

“Backstop Commitment” means the commitments of each of the Consenting Parties (as in effect upon the Company’s receipt of the Subscription Notice) to fund its Backstop Commitment Percentage of the Uncommitted First Lien Amount.

“Backstop Commitment Amount” has the meaning set forth in Section 6(d) hereof.

“Backstop Commitment Percentage” means, for each Backstop Party, the percentage set forth opposite such Backstop Party’s name on Exhibit C hereto.

“Backstop Commitment Premium” has the meaning set forth in the Term Sheet.

“Backstop Parties” means the Consenting Parties identified on Exhibit C hereto.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time.

“Business Day” means any day other than a Saturday, Sunday, or any other day on which banks in New York, New York are authorized or required by law to close.

“Claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed undisputed, secured, or unsecured, each as set forth in section 101(5) of the Bankruptcy Code.

“Closing Conditions” has the meaning set forth in Section 3(b).

“Closing Date” shall mean the date of the satisfaction (or waiver, if applicable) of the closing conditions set forth in Section 3 hereof, the Definitive Documents and the consummation of the Transactions, including the funding of the New Money First Lien Indenture.

“Commitment Notice” has the meaning set forth in Section 6(d) hereof.

“Company” has the meaning set forth in the preamble hereof.

“Company Party” or “Company Parties” has the meaning set forth in the preamble hereof.

“Company Released Claims” has the meaning set forth in Section 10(a).

“Company Released Party” means each of: (a) the Company Parties and each of their Affiliates; (b) the predecessors, successors, and assigns of each of the foregoing; and (c) the current and former officers, directors, members, managers, partners, employees, shareholders, advisors, agents, professionals, attorneys, financial advisors, and other representatives of each of the foregoing, in each case in their capacity as such.

“Company Termination Event” has the meaning given to such term in Section 7(b) hereof.

“Consenting Parties” means, subject to footnote 1 hereof, collectively, (a) the undersigned holders of Existing Debt and (b) in their capacity as such, the undersigned investment advisors, sub-advisors, or managers (together with their respective successors and permitted assigns) of discretionary accounts or other beneficial owners that hold Existing Debt, which such accounts or beneficial owners such investment advisors, sub-advisors, or managers have authority to bind or direct (in the event such Consenting Party is party to, or an Affiliate of a party to, a derivative or participation transaction that transfers the economics of ownership to such Consenting Party), and by executing this Agreement do thereby bind or direct (in the case such Consenting Party is party to, or an Affiliate of a party to, a derivative or participation transaction that transfers the economics of ownership to such Consenting Party), to the terms of this Agreement (including, for the avoidance of doubt, the Additional Consenting Parties).

“Consenting Parties Termination Event” has the meaning given to such term in Section 7(a) hereof.

“Consenting Party Released Claims” has the meaning given to such term in Section 10(b) hereof.

“control” (including the terms “controlling,” “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Davis Polk” means Davis Polk & Wardwell LLP.

“Definitive Documents” means

(a)	the New Money First Lien Indenture,

(b)	the Level 3 First Lien Credit Agreement,

(c)	the Level 3 10.750% First Lien Indenture,

(d)	the Level 3 11.000% First Lien Indenture,

(e)	the Level 3 Second Lien Indentures,

(f)	the Amendments,

(g)	the Lumen Tech Superpriority Credit Agreement,

(h)	the Lumen Tech 4.250% Superpriority Indenture,

(i)	any security or collateral documents entered into in connection with the Transactions,

(j)	the Intercreditor Agreements,

(k)	securities offering or exchange offer documents in connection with the Transactions,

(l)	consent solicitation statements or other solicitation materials, including related notices, ballots, or other election forms used in connection with the Transactions, and

(m)	all other ancillary and related documents, schedules, exhibits, addenda and instruments entered into in connection with the Transactions.

“Election Date” has the meaning set forth in Section 6(b) hereof.

“EMEA Sale” means the disposition of the Company’s Europe, Middle East and Africa business pursuant to that certain Put Option Agreement, dated as of November 2, 2022, by and among certain affiliates of the Company and Colt Technology Services Group Limited.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” has the meaning set forth in the preamble hereof.

“Existing Agents” means the administrative agent and collateral agent under (a) the Existing Lumen Tech Credit Agreement and (b) the Existing Level 3 Credit Agreement.

“Existing Debt” means (a) the Existing Lumen Tech Debt, (b) the Existing Level 3 Debt and (c) the Existing Qwest Debt.

“Existing Documents” means, collectively,

(a)	the Existing Level 3 Credit Agreement,

(b)	Existing Level 3 Senior Secured Notes Indentures,

(c)	the Existing Level 3 Senior Unsecured Notes Indentures,

(d)	the Existing Lumen Tech Credit Agreement,

(e)	the Existing Lumen Tech Senior Secured Notes Indenture,

(f)	the Existing Lumen Tech Senior Unsecured Notes Indentures and

(g)	all documents and agreements (including the Amendments and/or Supplemental Indentures) related thereto.

“Existing Level 3 Credit Agreement” has the meaning set forth in the Term Sheet.

“Existing Level 3 Debt” means (a) the Existing Level 3 Term Loans, (b) the Existing Level 3 Senior Secured Notes and (c) the Existing Level 3 Senior Unsecured Notes.

“Existing Level 3 Secured Debt” has the meaning set forth in the Term Sheet.

“Existing Level 3 Senior Secured Notes” has the meaning set forth in the Term Sheet.

“Existing Level 3 Senior Secured Notes Indentures” has the meaning set forth in the Term Sheet.

“Existing Level 3 Senior Unsecured Notes” has the meaning set forth in the Term Sheet.

“Existing Level 3 Senior Unsecured Notes Indentures” has the meaning set forth in the Term Sheet.

“Existing Level 3 Term Loans” means term loans issued pursuant to the Existing Level 3 Credit Agreement.

“Existing Lumen Tech Credit Agreement” has the meaning set forth in the Term Sheet.

“Existing Lumen Tech Debt” means (a) the Existing Lumen Tech Term A/A-1 Loans, (b) the Existing Lumen Tech Term B Loans, (c) the Existing Lumen Tech Revolving Loans, (d) the Existing Lumen Tech Senior Secured Notes and (e) the Existing Lumen Tech Senior Unsecured Notes.

“Existing Lumen Tech Revolving Lenders” means the Revolving Facility Lenders (as defined in the Existing Lumen Tech Credit Agreement) as of the Execution Date.

“Existing Lumen Tech Revolving Loans” means the revolving loans issued pursuant to the Existing Lumen Tech Credit Agreement.

“Existing Lumen Tech Senior Secured Notes” has the meaning set forth in the Term Sheet.

“Existing Lumen Tech Senior Secured Notes Indentures” has the meaning set forth in the Term Sheet.

“Existing Lumen Tech Senior Unsecured Notes” has the meaning set forth in the Term Sheet.

“Existing Lumen Tech Senior Unsecured Notes Indentures” has the meaning set forth in the Term Sheet.

“Existing Lumen Tech Term A/A-1 Loans” has the meaning set forth in the Term Sheet.

“Existing Lumen Tech Term B Loans” has the meaning set forth in the Term Sheet.

“Existing Qwest Debt” has the meaning set forth in the Term Sheet.

“Existing Revolver Exposure” has the meaning set forth in the Term Sheet.

“Existing Trustees” means the trustees under (a) the Existing Level 3 Senior Secured Notes Indentures, (b) the Existing Level 3 Senior Unsecured Notes Indentures, (c) the Existing Lumen Tech Senior Secured Notes Indentures and (d) the Existing Lumen Tech Senior Unsecured Notes Indentures, or any successor to any such Existing Trustee that has replaced it in accordance with the applicable provisions of the applicable indenture.

“Houlihan Lokey” means Houlihan Lokey Capital, Inc.

“Indemnification Obligations” has the meaning set forth in Section 11(a) hereof.

“Indemnified Party” has the meaning set forth in Section 11(a) hereof.

“Initial Consenting Parties” means each Consenting Party that was a party to this Agreement on the Execution Date.

“Intercreditor Agreements” means one or more intercreditor agreements in form and substance reasonably satisfactory to the Majority Consenting Parties and the Company in connection with the Definitive Documents.

“Level 3 10.750% First Lien Indenture” has the meaning set forth in the Term Sheet.

“Level 3 11.000% First Lien Indenture” has the meaning set forth in the Term Sheet.

“Level 3 2029 Exchange” has the meaning set forth in the Term Sheet.

“Level 3 2030 Exchange” has the meaning set forth in the Term Sheet.

“Level 3 First Lien Credit Agreement” has the meaning set forth in the Term Sheet.

“Level 3 Second Lien Indentures” has the meaning set forth in the Term Sheet.

“Level 3 Senior Unsecured Notes Transaction” has the meaning set forth in the Term Sheet.

“Level 3 Term Loan Transaction” has the meaning set forth in the Term Sheet.

“Losses” has the meaning set forth in Section 11(a) hereof.

“Lumen Industry” means the industries in which the Company Parties and their subsidiaries operate.

“Lumen Tech 4.250% Superpriority Indenture” has the meaning set forth in the Term Sheet.

“Lumen Tech Superpriority Credit Agreement” has the meaning set forth in the Term Sheet.

“Lumen Tech Superpriority Revolving Facility” has the meaning set forth in the Term Sheet.

“Lumen Tech Superpriority Term Loan Facility” has the meaning set forth in the Term Sheet.

“Lumen Tech Term Loan Transaction” has the meaning set forth in the Term Sheet.

“Majority Consenting Parties” means the Initial Consenting Parties holding a majority of the aggregate principal amount of the Existing Level 3 Debt held by the Initial Consenting Parties at the applicable time.

“Material Adverse Effect” means (i) an effect, event, change, occurrence or circumstance that is materially adverse to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole or (ii) a material and adverse effect on the ability of the Company to consummate the Transactions; provided, however, that no effect, event, change, occurrence or circumstance arising or resulting from any of the following, either alone or in combination, shall constitute a Material Adverse Effect:

(a) operating, business, regulatory, political or other trends or conditions in the Lumen Industry in the United States or elsewhere in the world;

(b) general economic, monetary, financial, or capital, debt or credit market conditions, changes or trends (including changes in interest or exchange rates or the price of commodities or raw materials), including with respect to government spending, budgets and related matters, in each case, in the United States or anywhere else in the world;

(c) earthquakes, floods, hurricanes, tornadoes, tsunamis, typhoons, lightning, hail storms, blizzards, droughts, cyclones, mudslides, wildfires, natural disasters or weather or other acts of nature, war or acts of war (whether or not declared), civil unrest, riots, civil disobedience, sabotage, terrorism, military actions, manmade disasters or other natural disasters, acts of God or other force majeure events or occurrences, hostilities, whether perpetrated or encouraged by a state or non-state actor or actors, cyberattacks (including phishing scams or malware attacks), pandemics (including SARS-CoV-2 or COVID-19 (and all related strains and sequences)), and any evolutions, variants or mutations thereof or related or associated epidemics, pandemics, public health emergencies or disease outbreaks, epidemics or other outbreaks of diseases, quarantine restrictions or other public health event (or escalation or worsening of any of the foregoing);

(d) the negotiation, execution, announcement, pendency or performance of this Agreement or the consummation of the Transactions contemplated hereby (including any litigation relating to or resulting from this Agreement, the Transactions or the other transactions contemplated hereby or any downgrade in any rating assigned to any security of or any Company Party), including the impact thereof on relationships, contractual or otherwise, with, actual or potential loss or impairment of business relationships with, third parties with whom the Company and its subsidiaries interact, including, without limitation, governmental entities, clients, customers, suppliers, distributors, partners, financing sources, employees and/or independent contractors, and/or on revenue, profitability and/or cash flows;

(e)  any change in laws or GAAP or other applicable accounting rules, or the interpretation thereof;

(f) any decline in the stock price of the common stock, par value $1.00 per share, of the Company, or the failure of the financial or operating performance of the Company or any of its business segments to meet internal or analyst projections, forecasts or budgets for any period (provided that this clause (f) shall not be construed as implying that the Company is making any representation or warranty herein with respect to any internal or analyst projections, forecasts or budgets and no such representations or warranties are being made); and

(g) any actions taken or not taken by the Company Parties or any of their subsidiaries pursuant to this Agreement or permitted under this Agreement or with consent pursuant to the terms of this Agreement provided, however, that in the case of the foregoing clauses (a), (b), (c) and (e), only to the extent such effects, events, changes, occurrences, or circumstances do not materially disproportionately impact the Company and its subsidiaries, taken as a whole, as compared to other Persons operating in the Lumen Industry.

“Mutual Termination Event” has the meaning set forth in Section 7(c) hereof.

“New Money Commitment” means the commitments of the Consenting Parties set forth on Exhibit B hereto (as in effect upon the Company’s receipt of the Commitment Notice) to fund the New Money First Lien Indenture on the Closing Date, subject to the terms and conditions of this Agreement.

“New Money Commitment Amount” has the meaning set forth in Section 6(a) hereof.

“New Money Commitment Percentage” has the meaning set forth in Section 6(a) hereof.

“New Money First Lien Indenture” has the meaning set forth in the Term Sheet.

“New Money First Lien Notes” has the meaning set forth in the Term Sheet.

“Open Trade” means a written transaction, agreement, or other arrangement under which a Party to this Agreement is entitled or obligated to Transfer or receive a Transfer of any Existing Debt, with a trade date on or prior to the applicable date of determination.

“Other Consenting Parties” means each Consenting Party that becomes party to this Agreement after the Execution Date as determined by the Company in its sole discretion.

“Other Released Parties” means each of (a) the Consenting Parties and each of their Affiliates, (b) the predecessors, successors, and assigns of each of the foregoing, and (c) the current and former officers, directors, members, managers, partners, employees, shareholders, advisors, agents, professionals, attorneys, financial advisors, and other representatives of each of the foregoing, in each case in their capacity as such.

“Party” or “Parties” has the meaning set forth in the preamble hereof.

“Permitted Transferee” has the meaning set forth in Section 8(a) hereof.

“Person” means an individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, group, or any other legal entity or association.

“Public Disclosure” has the meaning set forth in Section 25(a) hereof.

“Related Fund” means, with respect to a Backstop Party, any Affiliates (including at the institutional level) of such Backstop Party or any fund, account (including any separately managed accounts) or investment vehicle that is controlled, managed, advised or sub-advised by such Backstop Party, an Affiliate of such Backstop Party or by the same investment manager, advisor or subadvisor as such Backstop Party or an Affiliate of such Backstop Party.

“Related Party” and “Related Parties” means, with respect to an Indemnified Party, any (or all, as the context may require) of such Indemnified Party’s affiliates and controlling persons and its or their respective officers, directors, partners, employees, managed funds and accounts, shareholders, advisors, agents, representatives, attorneys and controlling persons.

“Required Threshold” has the meaning set forth in Section 3 hereof.

“Revolver Transaction” has the meaning set forth in the Term Sheet.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription Notice” has the meaning set forth in Section 6(b) hereof.

“Supplemental Indentures” has the meaning set forth in the Term Sheet.

“Term Loan Transactions” has the meaning set forth in the Term Sheet.

“Term Sheet” has the meaning set forth in the recitals hereof.

“Termination Date” has the meaning set forth in Section 7(e) hereof.

“Termination Event” means any of a Consenting Parties Termination Event, a Company Termination Event, a Mutual Termination Event, or an Automatic Termination Event.

“Transactions” means the transactions as described in this Agreement including, without limitation,

(a)	the Revolver Transaction,

(b)	the Term Loan Transactions,

(c)	the Level 3 Senior Unsecured Notes Transaction,

(d)	the Level 3 2029 Exchange,

(e)	the Level 3 2030 Exchange,

(f)	the Lumen Tech Secured Exchange,

(g)	the Lumen Tech Unsecured Notes Transaction,

(h)	entry into the Amendments and

(i)	all other transactions contemplated by or consented to in the foregoing documents.

“Transfer” or “Transferred” has the meaning set forth in Section 8(a) hereof.

“Transferor” has the meaning set forth in Section 8(a) hereof.

“Uncommitted First Lien Amount” means to the extent greater than zero, the aggregate amount of notes to be issued under the New Money First Lien Indenture less the aggregate amount of notes to be issued under the New Money First Lien Indenture that Consenting Parties subscribe to purchase pursuant to duly submitted Subscription Notices.

“Wachtell Lipton” means Wachtell, Lipton, Rosen & Katz.

(b) In	this Agreement, unless the context otherwise requires;

(i) references to Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(ii) references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail, in portable document format (pdf), facsimile transmission or comparable means of communication;

(iii) words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(iv) the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any specific provision of this Agreement;

(v) the term this “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(vi) “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(vii) references to “day” or “days” are to calendar days;

(viii) unless otherwise specified, references to a statute mean such statute as amended from time to time and include any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(ix) references to “dollars” or “$” refer to the currency of the United States of America, unless otherwise expressly provided.

2. Definitive Documents; Incorporation by Reference.

(a) The Definitive Documents remain subject to negotiation and completion. The Definitive Documents shall be consistent in all respects with the terms as set forth in the Term Sheet and, except as expressly set forth in such Term Sheet, shall be on terms substantially consistent with and not less favorable to the Company Parties or the Consenting Parties than the Existing Documents; provided that notwithstanding anything to the contrary herein, the Company shall have sole discretion to determine the form and substance of all amendments or modifications relating to covenants, prepayments, other “majority consent” matters, collateral, any releases of liens or guarantees, or subordination of any kind with respect to Existing Debt modified by the Amendments (including, for the avoidance of doubt, the Supplemental Indentures) and documents related thereto. Upon negotiation and completion of the Definitive Documents, the Definitive Documents and every other document, deed, agreement, indenture, filing, notification, letter or instrument related to the Transactions shall contain terms, conditions, representations, warranties and covenants consistent with the terms of this Agreement.

(b) The exhibits hereto are fully incorporated by reference herein and are made a part of this Agreement as if fully set forth herein, and all references to this Agreement shall include and incorporate all exhibits hereto; provided, however, that (i) to the extent that there is a conflict between this Agreement (excluding the Term Sheet), on the one hand, and the Term Sheet, on the other hand, the terms and provisions of the Term Sheet shall govern and, (ii) to the extent that there is a conflict between the Term Sheet, on the one hand, and any of the Definitive Documents, on the other hand, the terms and provisions of any such Definitive Document shall govern. Neither this Agreement nor any provision hereof may be modified, waived, amended, or supplemented, except in accordance with Section 17 hereof.

(c) As of the date hereof, the Parties do not expect the Transactions to cause a “significant modification” (within the meaning of Treasury Regulations Section 1.1001-3) for U.S. federal income tax purposes of any of the (i) Existing Lumen Tech Term B Loans, (ii) Existing

Lumen Tech Senior Secured Notes or (iii) Existing Level 3 Senior Unsecured Notes. The Parties agree to cooperate in good faith to structure and modify the terms of the Transactions as necessary to ensure the Transactions do not cause a “significant modification” (within the meaning of Treasury Regulations Section 1.1001-3) for U.S. federal income tax purposes of any of the (i) Existing Lumen Tech Term B Loans, (ii) Existing Lumen Tech Senior Secured Notes or (iii) Existing Level 3 Senior Unsecured Notes, as determined in good faith by the Company Parties and the Majority Consenting Parties; provided that the modified terms are not materially less favorable to (1) the Consenting Parties, as determined in good faith by the Majority Consenting Parties and (2) the Company Parties or the Company’s Affiliates, as determined in good faith by the Company Parties.

CLOSING

3. Agreement Effective Date; Conditions to Closing.

(a) This Agreement shall become effective upon the occurrence of the following events (the date on which such events occur, the “Agreement Effective Date”):

(i) the execution and delivery of this Agreement by each of the Company Parties;

(ii) the execution and delivery by the Company and Davis Polk and Houlihan Lokey, as applicable, of the fee or engagement letter of each of Davis Polk and Houlihan Lokey; and

(iii) the payment by the Company Parties of all invoiced unpaid fees, costs, and out-of-pocket expenses of the Ad Hoc Group Advisors in accordance with their respective engagement letters and/or fee letters entered into with the Company (if any).

(b) The respective obligations of the Company Parties, on the one hand, and the Consenting Parties, on the other hand, to effect the Transactions are subject to the satisfaction or waiver by the Company Parties at or prior to the closing of the Transactions of the following conditions (the “Closing Conditions”):

(i) the execution and delivery of this Agreement and the applicable Definitive Documents by the holders of at least 50.1% of the Existing Level 3 Term Loans;

(ii) the execution and delivery of this Agreement and the applicable Definitive Documents by the holders of at least 66.7% of the Existing Level 3 3.400% Senior Secured Notes due 2027;

(iii) the execution and delivery of this Agreement and the applicable Definitive Documents by the holders of at least 66.7% of the Existing Level 3 3.875% Senior Secured Notes due 2029;

(iv) the execution and delivery of this Agreement and the applicable Definitive Documents by the holders of at least 50.1% of the Existing Level 3 10.500% Senior Secured Notes due 2030;

(v) the execution and delivery of this Agreement and the applicable Definitive Documents by the holders of at least 50.1% of Existing Level 3 3.625% Senior Unsecured Notes due 2029:

(vi) the execution and delivery of this Agreement and the applicable Definitive Documents by the holders of at least 50.1% of the Existing Level 3 3.750% Senior Unsecured ESG Notes due 2029;

(vii) the execution and delivery of this Agreement and the applicable Definitive Documents by the holders of at least 50.1% of the Existing Level 3 4.250% Senior Unsecured Notes due 2028;

(viii) the execution and delivery of this Agreement and the applicable Definitive Documents by the holders of at least 50.1% of the Existing Level 3 4.625% Senior Unsecured Notes due 2027;

(ix) the execution and delivery of this Agreement and the applicable Definitive Documents by the holders of 100% of the Existing Lumen Tech Revolving Loans;

(x) the execution and delivery of this Agreement and the applicable Definitive Documents by the holders of at least 95% of the Existing Lumen Tech Term A/A-1 Loans;

(xi) the execution and delivery of this Agreement and the applicable Definitive Documents by the holders of at least 50.1% of the Existing Lumen Tech Term B Loans;

(xii) the execution and delivery of this Agreement and the applicable Definitive Documents by the holders of at least 66.7% of the Existing Lumen Tech 4.000% Senior Secured Notes due 2027 prior to giving effect to any exchange transaction into such notes after the date hereof (the thresholds set forth in the foregoing clauses (i) through (xii) as to any tranche, the “Required Thresholds”); and

(xiii) 100% of the Existing Lumen Tech Revolving Lenders agree to participate on a pro rata basis based on the commitments of each such Existing Lumen Tech Revolving Lender as of the Execution Date in the Lumen Tech Superpriority Revolving Facility and Lumen Tech Superpriority Term Loan Facility.

COVENANTS

4. Commitments of the Company Parties. Subject to the terms and conditions of this Agreement, each Company Party agrees that it shall (and shall cause each of its direct and indirect subsidiaries to), so long as no Termination Event has occurred:

(a) support and take all commercially reasonable actions necessary to facilitate the implementation and consummation of the Transactions, including, without limitation, (i) taking all commercially reasonable actions to support and complete the Transactions and all other commercially reasonable actions contemplated in connection therewith and under the Definitive Documents, (ii) taking all commercially reasonable actions to obtain any and all required governmental, regulatory and/or third-party approvals or consents for the implementation and consummation of the Transactions and (iii) refraining from taking any actions inconsistent with, and not failing or omitting to take an action that is required by, this Agreement or the Definitive Documents;

(b) negotiate in good faith the Definitive Documents with the respective Parties thereto and execute and deliver each Definitive Document to which it is to be a party and consummate the Transactions, in each case as promptly as reasonably practicable; provided that notwithstanding anything to the contrary herein, the Company Parties shall not be required to enter into Definitive Documents on any terms less favorable to any Company Party than those terms contemplated by this Agreement (including the Term Sheet and exhibits and annexes thereto);

(c) promptly provide the Majority Consenting Parties with any documentation or information that is reasonably requested by the Majority Consenting Parties or is reasonably necessary to consummate the Transactions, including “know your customer” and like materials, which documentation and information shall be subject to any confidentiality restrictions to which the Consenting Party may be subject;

(d) promptly pay when due all the reasonable and documented and invoiced fees, costs, and out-of-pocket expenses of the Ad Hoc Group Advisors in accordance with their respective engagement letters and/or fee letters entered into with the Company (if any);

(e) without limiting the generality of the foregoing, except as expressly contemplated by this Agreement, each Company Party shall not (and shall cause each of its direct and indirect subsidiaries not to) between the date of this Agreement and the Closing Date:

(i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Lumen, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any shares of Lumen capital stock (other than pursuant to the Company Parties’ executive compensation plans or long term incentive plans or the Lumen preferred stock);

(ii) sell, lease or otherwise transfer, or create or incur any lien on, any of the Company’s assets, securities, properties, interests or businesses material to the Company Parties, other than as permitted under the Existing Documents;

(iii) make any loans, advances or capital contributions to, or investments in, any other Person material to the Company Parties, other than as permitted under the Existing Documents;

(iv) make any material payment in satisfaction of any Existing Debt other than (x) regularly scheduled payments of interest and principal and (y) in respect of the Existing Lumen Tech Revolving Loans; or

(v) create, incur, assume or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof (other than with respect to the Existing Debt), other than as permitted under the Existing Documents;

(f) except to the extent prohibited by applicable law or confidentiality restrictions, notify the Ad Hoc Group Advisors as promptly as reasonably possible (but in no event later than three (3) Business Days after the applicable occurrence) as to:

(i) the receipt or rejection of any material authorizations (including any consents) from any competent judicial body, governmental authority, banking, taxation, supervisory or regulatory body or any stock exchange that are required for the implementation and consummation of the Transactions;

(ii) any material governmental or third party complaints, litigations, investigations, or hearings that a Company Party has actual knowledge of;

(iii) any event or circumstance that a Company Party has actual knowledge of that has occurred, or that is reasonably likely to occur (and if it did so occur), that would reasonably be expected to result in the termination of this Agreement;

(iv) any notice of any commencement of any involuntary insolvency proceedings of any Company Party, or material legal suit for payment of debt or securement of security from or by any Person in respect of the Company;

(v) any material representation or statement made or deemed to be made by any Company Party under this Agreement which is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, to the extent actually known by such Company Party; and

(vi) any material breach of any of any Company Party’s material obligations or covenants set forth in this Agreement, to the extent actually known by such Company Party; and

(g) promptly provide the Ad Hoc Group Advisors, upon reasonable advance notice to the Company, timely responses to all reasonable diligence requests and any documentation or information that is reasonably requested in writing by the Ad Hoc Group Advisors for purposes of negotiating, documenting and effectuating the Transactions, subject to any confidentiality restrictions to which the Ad Hoc Group Advisors may be subject.

5. Commitments of the Consenting Parties. Subject to the terms and conditions of this Agreement, each Consenting Party (severally and not jointly) and solely in its capacity as a holder of Existing Debt (as applicable) and not in any other capacity agrees that it shall, so long as no Termination Event has occurred:

(a) with respect to the Transactions in which it is a participant, support and take all commercially reasonable actions necessary or reasonably requested by the Company to facilitate the implementation and consummation of the Transactions, including, without limitation:

(i) taking all commercially reasonable actions to support and complete the Transactions and all other actions contemplated in connection therewith and in this Agreement and under the Definitive Documents;

(ii) taking all commercially reasonable actions to obtain any and all required regulatory approvals and third party approvals for the Transactions;

(iii) refraining from taking any actions inconsistent with, and not failing or omitting to take an action that is required by, this Agreement or the Definitive Documents;

(iv) directing, and, if reasonably requested, providing indemnities in connection therewith, the Existing Agents and the Existing Trustees or other agents appointed from time to time under the Existing Documents, as applicable, to enter into, execute and effect the Amendments (including any Supplemental Indentures) and Intercreditor Agreements, as applicable, including without limitation to any Auction Manager (as defined in the Existing Lumen Tech Credit Agreement) or other agent or manager appointed by Lumen in connection with a Purchaser Offer (as defined in the Existing Lumen Tech Credit Agreement) or other loan repurchase; provided that the failure to provide any such indemnity on grounds of impracticability or after using commercially reasonable efforts shall not constitute a breach of this Agreement;

(v) if requested by the Company, facilitating the replacement of the Existing Agents or Existing Trustees, as applicable, in connection with the consummation of the Transactions (with replacement agent(s) reasonably acceptable to the Company and the Majority Consenting Parties);

(vi) facilitating the execution, delivery, consummation and settlement of the Assignments; and

(b) on a timely basis, negotiate in good faith the Definitive Documents with the Company and execute and deliver each Definitive Document to which it is to be a party;

(c) provide all consents required for the consummation of the Transactions;

(d) not (i) object to, delay or impede the Transactions or the implementation thereof or initiate any legal proceedings that are inconsistent with, or that would delay, prevent, frustrate, or impede the approval, solicitation, or consummation of, the Transactions, the Definitive Documents, or any other transactions outlined therein or in this Agreement, or take any other action that is barred by this Agreement; (ii) vote for, consent to, support or participate in the formulation of any other restructuring, exchange or settlement of any Existing Debt or other transaction that is inconsistent with this Agreement or the Transactions; or (iii) solicit, encourage, or direct any Person to undertake any action set forth in clauses (i) and (ii) of this subsection (d);

(e) not to incur or suffer to exist any lien, charge, encumbrance, participation, security interest, adverse claim or any other restriction that would prevent such Consenting Party’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed;

(f) except to the extent prohibited by applicable law, notify the Company and the Ad Hoc Group Advisors as promptly as reasonably possible (but in no event later than three (3) Business Days after the applicable occurrence) as to:

(i) any event or circumstance that such Consenting Party has actual knowledge of that has occurred, or that is reasonably likely to occur (and if it did so occur), that would permit any Consenting Party to terminate, or could reasonably be expected to result in the termination of, this Agreement;

(ii) any material representation or statement made or deemed to be made by such Consenting Party under this Agreement which is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, to the extent actually known by such Consenting Party; and

(iii) any breach of any of its obligations or covenants set forth in this Agreement;

(g) not instruct the Existing Agents or the Existing Trustees to take any action, or to refrain from taking any action, that would be inconsistent in any respect with this Agreement or the Transactions;

(h) timely effectuate the cancellation or termination of all of its Existing Revolver Exposure as part of the Revolver Transaction, including with respect to any Existing Revolver Exposure for which the Consenting Party serves (now or hereafter) as nominee, investment manager, or advisor for beneficial holders thereof;

(i) if applicable, timely participate with respect to all of its Existing Level 3 Senior Unsecured Notes in the Level 3 Senior Unsecured Notes Transaction, including with respect to any Existing Level 3 Senior Unsecured Notes for which the Consenting Party serves (now or hereafter) as nominee, investment manager, or advisor for beneficial holders thereof and not withdraw or revoke its participation with respect to such Existing Level 3 Senior Unsecured Notes;

(j) if applicable, timely assign (or cause to be assigned) to the Company for cancellation all of its Existing Level 3 Term Loans, Existing Lumen Tech Term A/A-1 Loans, and Existing Lumen Tech Term B Loans as part of the Term Loan Transactions, including with respect to any Existing Level 3 Term Loan or Existing Lumen Tech Term Loan for which the Consenting Party serves (now or hereafter) as nominee, investment manager, or advisor for beneficial holders thereof and not withdraw or revoke its assignment with respect to such Existing Level 3 Term Loan or Existing Lumen Tech Term Loan; and

(k) timely participate in, and provide consents under, the Level 3 2029 Exchange and Level 3 2030 Exchange, in accordance with the applicable procedures set forth in the related consent solicitation statement and any other documents related thereto (e.g., notices, ballots, or other election forms), including with respect to any Existing Level 3 Senior Secured Notes and the Existing Lumen Tech Senior Secured Notes for which the Consenting Party serves (now or hereafter) as nominee, investment manager, or advisor for beneficial holders thereof and not withdraw or revoke its consent with respect to such notes.

COMMITMENTS

6. New Money Commitment; Backstop Commitment. Each Consenting Party shall have a right, but not the obligation (the “New Money Subscription Right”), subject to the terms and conditions of this Agreement, to fund in cash on the Closing Date a portion of the aggregate principal amount of notes to be issued under the New Money First Lien Indenture.

(b) Each such Consenting Party may exercise its New Money Subscription Right to subscribe to purchase (or to have any of its Affiliates subscribe to purchase) notes to be issued under the New Money First Lien Indenture, in a principal amount not to exceed $250 million at any time on or prior to November 8, 2023, or such later date acceptable to the Majority Consenting Parties (provided the Ad Hoc Group Advisors promptly notify the Company via email of any such extension) (the “Election Date”), by providing a duly executed written notice to the Company and the Ad Hoc Group Advisors in the form of Exhibit D hereto (each, a “Subscription Notice”). By delivering a Subscription Notice, the Consenting Party is committing to purchase on the Closing Date, subject to the terms and conditions of this Agreement, up to the aggregate principal amount of notes to be issued under the New Money First Lien Indenture set forth in such Subscription Notice. In the event that any such Consenting Party fails to provide such written notice in accordance with this Section 6(b), such Consenting Party shall be deemed to have irrevocably waived its right to provide any portion of the aggregate principal amount of the New Money First Lien Indenture.

(c) In the event that Subscription Notices are received by the Company and the Ad Hoc Group Advisors at or prior to the Election Date in excess of the aggregate principal amount of the notes to be issued under the New Money First Lien Indenture, then the amounts allocated to the Consenting Parties who duly submitted Subscription Notices shall be reduced ratably by first giving priority to the amounts set forth in the Subscription Notices submitted by Consenting Parties based on holdings of Existing Level 3 Debt and, second, giving priority to the amounts set forth in the Subscription Notices submitted by other Consenting Parties based on holdings of Existing Debt other than Existing Level 3 Debt.

(d) On the terms, subject to the conditions and limitations, and in reliance on the representations and warranties set forth in this Agreement and the Term Sheet, each of the Backstop Parties, severally and not jointly, hereby commits to purchase in cash on the Closing Date its Backstop Commitment of the notes issued under the New Money First Lien Indenture (with respect to each Backstop Party, the amount that it is required to purchase pursuant to this Section 6(d) is referred to herein as its “Backstop Commitment Amount”), which Backstop Commitment Percentage is set forth on Exhibit C hereto. The commitments of the Backstop Parties are several, not joint, obligations of the Backstop Parties, such that no Backstop Party shall be liable or otherwise responsible for the Backstop Commitment Amount of any other Backstop Party.

(e) Within one (1) Business Day following the Election Date, the Ad Hoc Group Advisors shall deliver to the Company a written notice (the “Commitment Notice”):

(i) if the Uncommitted First Lien Amount is greater than zero: (A) indicating the Uncommitted First Lien Amount and (B) attaching a schedule in the form of Exhibit B hereto, which schedule shall reflect (x) the commitments in respect of the New Money First Lien Indenture of each Subscribing Party (as defined in the Term Sheet) as of the Election Date and (y) the commitments in respect of the New Money First Lien Indenture that shall be funded by each Backstop Party as its New Money Commitment Amount and its Backstop Commitment Amount; or

(ii) if by the Election Date the Uncommitted First Lien Amount is equal to zero, indicating the fact that there is no Uncommitted First Lien Amount and confirming that Exhibit B hereto as in effect on the Execution Date accurately sets forth the commitments in respect of the New Money First Lien Indenture of each Consenting Party.

(f) Notwithstanding the foregoing or anything to the contrary herein, in the event any Subscribing Party (other than a Backstop Party) fails to fund all or any portion of its New Money Commitment on the Closing Date, the Backstop Parties shall, subject to the terms and conditions of this Agreement, in addition to funding their respective New Money Commitment Amount fund such defaulting Subscribing Party’s New Money Commitment Amount on the Closing Date ratably based on their respective Backstop Commitment Percentage.

(g) As consideration for the commitments and agreements of the Backstop Parties hereunder, the Company Parties shall pay or cause to be paid to the Backstop Parties the Backstop Commitment Premium as set forth in the Term Sheet, which Backstop Commitment Premium shall be due and payable on, and subject to the occurrence of, the Closing Date and the funding of the New Money First Lien Indenture and the consummation of the Transactions. For the avoidance of doubt, subject to the prior sentence, the Backstop Commitment Premium will be deemed fully earned and payable regardless of the amount of the Uncommitted First Lien Amount (if any) actually funded by the Backstop Parties.

(h) The Consenting Parties reserve the right to designate one or more Affiliates (including, without limitation, funds, entities, accounts and clients managed or advised by such Consenting Party) to exercise all or a portion of their New Money Subscription Right or provide all or a portion of their Backstop Commitment Amount; provided, the foregoing shall not release any Consenting Party of its commitments or obligations hereunder and any failure of an Affiliate of a Consenting Party to fund (or cause to be funded) the applicable portion of the New Money First Lien Indenture on the Closing Date shall be deemed a breach of this Section 6 by such Consenting Party; provided, further, the Backstop Parties reserve the right to transfer all or a portion of their respective Backstop Commitment Premium or their respective Backstop Commitment, as applicable, to designated Affiliates in accordance with this paragraph.

(i) Notwithstanding anything to the contrary in this Agreement, each Backstop Party may transfer all or any portion of its Backstop Commitment to any Related Fund of such Backstop Party (each, a “Related Purchaser”), or to another existing Backstop Party (or any of its Related Funds, collectively, “Existing Backstop Party Purchasers”), provided that such Backstop Party shall deliver to the Company, Wachtell Lipton and Davis Polk a joinder to this Agreement, substantially in the form attached hereto as Exhibit E, executed by such transferee and the Company (to the extent such transferee is not already a party to this

Agreement). A transfer of a Backstop Commitment made pursuant to this provision shall relieve such transferring Backstop Party from its obligations under this Agreement with respect to such Backstop Commitment.

(j) Notwithstanding anything to the contrary in this Agreement, each Backstop Party shall have the right to transfer all or any portion of its Backstop Commitment to any Person that is not a Related Purchaser or an Existing Backstop Party Purchaser, (each of the Persons to whom such a transfer is made, a “New Purchaser”, and each such transfer, an “Outside Transfer”), provided that other than Outside Transfers for the purpose of complying with applicable tax or regulatory requirements that may preclude or prohibit a Backstop Party from fulfilling their Backstop Commitments hereunder, in whole or in part (any such Outside Transfer, a “Permitted Outside Transfer”), such Outside Transfer shall be subject to the prior written consent of Company (such consent not to be unreasonably withheld and shall be deemed to have been given if Company does not affirmatively object to a proposed Outside Transfer by such Backstop Party within five (5) Business Days following notification in writing to counsel to Wachtell Lipton and the Davis Polk of such proposed Outside Transfer); provided, further, that such Backstop Party shall deliver to the Company and Davis Polk a joinder to this Agreement, substantially in the form attached hereto as Exhibit E, executed by such transferee and the Company. A transfer of New Money Commitment made pursuant to this provision shall relieve such transferring Backstop Party from its obligations under this Agreement with respect to such Backstop Commitment.

(k) Each Consenting Party agrees that this Section 6 is a binding and enforceable agreement with respect to its New Money Commitments and Backstop Commitments.

TERMINATION

7. Termination.

(a) Termination by the Consenting Parties. This Agreement may be terminated by the Majority Consenting Parties, in their sole and absolute discretion, upon three (3) days’ prior written notice thereof to all of the Parties, upon the occurrence of any of the following events (each, an “Consenting Parties Termination Event”):

(i) a material breach by any Company Party of any of its representations, warranties, covenants, or obligations set forth in this Agreement or any other agreement to be entered into in connection with the Transactions that (if susceptible to cure) remains uncured for a period of five (5) Business Days after the receipt by the Ad Hoc Group Advisors of written notice of such breach; provided that nothing in this Section 7(a)(i) shall impair the Consenting Parties’ ability to terminate this Agreement pursuant to the remaining provisions in this Section 7(a); provided, further, that the notice and cure period contained in this Section 7(a)(i) shall run concurrently with the notice period contained in Section 7(a) hereof;

(ii) any Definitive Document does not comply with Section 2 of this Agreement;

(iii) any Company Party (x) (1) publicly announces its intention to pursue, or (2) consummates, or enters into a binding agreement to consummate, in each case, an Alternative Transaction or (y) publicly announces its intention to not pursue the Transactions;

(iv) there shall have occurred any event or condition that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect as compared to the date hereof;

(v) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction of, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transactions, which legal action, ruling or order has not been withdrawn or discharged after thirty (30) days;

(vi) the termination of this Agreement in accordance with its terms by the Company; or

(vii) the EMEA Sale has not closed or otherwise been effectuated by March 1, 2024

(b) Termination by the Company. Except with respect to the Company Termination Event set forth in clause (viii) below, which right shall be automatic, this Agreement may be terminated by the Company, in its sole and absolute discretion, on behalf of each of the Company Parties, as to all Parties upon three (3) days’ prior written notice thereof to all of the Parties, upon the occurrence of any of the following events (each, a “Company Termination Event”):

(i) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction of, or the initiation or threatened initiation of any legal action by any governmental authority seeking, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transactions, which legal action, threatened initiation of a legal action, ruling or order has not been withdrawn or discharged after thirty (30) days;

(ii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction of, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting a Company Party or any affiliate of a Company Party from making any transfer or distribution, which legal action, ruling or order has not been withdrawn or discharged after thirty (30) days;

(iii) the full amount of the New Money First Lien Indenture is not funded when required on the Closing Date;

(iv) if as a result of the failure by the Consenting Parties to comply with Section 8 hereof the Consenting Parties do not, for a period of three (3) Business Days, hold Existing Debt in amounts that satisfy the Required Threshold under any tranche;

(v) the EMEA Sale has not closed or otherwise been effectuated by March 1, 2024;

(vi) after the good faith attempt by the Parties, pursuant to Section 2(c), to structure and modify the terms of the Transactions to ensure that such Transactions do not cause a “significant modification” (within the meaning of Treasury Regulations Section 1.1001-3), a determination by the Company Parties that the Transactions would cause a “significant modification” (within the meaning of Treasury Regulations Section 1.1001-3) for U.S. federal income tax purposes of any of the (i) Existing Lumen Tech Term B Loans, (ii) Existing Lumen Tech Senior Secured Notes or (iii) Existing Level 3 Senior Unsecured Notes;

(vii) with respect to any particular Consenting Party (but not as to all of the other Parties) upon three (3) days’ prior written notice thereof upon the occurrence of a breach by such Consenting Party of any of the representations, warranties, covenants or obligations with respect to such Consenting Party set forth in this Agreement that (if susceptible to cure) remains uncured for a period of five (5) Business Days after the receipt by all of the Consenting Parties of written notice of such breach (which notice periods shall run concurrently); provided that nothing in this Section 7(b)(vii) shall impair the Company’s ability to terminate this Agreement pursuant to the remaining provisions of this Section 7(b); provided, further, that the notice and cure period contained in this Section 7(b)(vii) shall run concurrently with the notice period contacted in Section 7(b) hereof; or

(viii) in the event this Agreement is not executed and delivered by the holders of at least 95% of the Existing Lumen Term A/A-1 Loans or 100% of the Existing Lumen Revolving Loans by December 1, 2023.

(c) Mutual Termination. This Agreement may be terminated as to all Parties at any time by mutual written consent of the Company Parties and the Majority Consenting Parties (such consent, a “Mutual Termination Event”).

(d) Automatic Termination. This Agreement will automatically terminate as to all Parties upon (the occurrence of any such event, an “Automatic Termination Event”):

(i) 5:00 p.m., New York City time, on December 31, 2023 if the Closing Date has not occurred before such date, as such date may be extended by mutual written consent of the Company and the Majority Consenting Parties; provided that in the event of an extension beyond March 1, 2024, any Consenting Party that does not consent to such extension may terminate this Agreement solely with respect to itself upon notice to the Company and the other Consenting Parties;

(ii) any Company Party or any of its respective material subsidiaries commencing insolvency proceedings, including (A) voluntarily commencing any case or filing any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect,

(B) consenting to the institution of, or failing to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (C) filing an answer admitting the material allegations of a petition filed against it in any such proceeding, (D) applying for or consenting to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official for a Company Party for a substantial part of its assets or (E) making a general assignment or arrangement for the benefit of creditors;

(iii) the entry of an order, judgment or decree adjudicating the Company Parties or any of their respective material subsidiaries bankrupt or insolvent, including the entry of any order for relief with respect to any of the Company Parties or any of their respective subsidiaries under the Bankruptcy Code;

(iv) the taking of any binding corporate action by any of the Company Parties or any of their respective subsidiaries in furtherance of any action described in the foregoing clauses (ii) - (iii); or

(v) the funding of the New Money First Lien Indenture in full and the consummation of the other Transactions on the Closing Date.

(e) Termination Date and Survival. The date on which this Agreement is terminated in accordance with this Section 7 with respect to a Party shall be referred to as the “Termination Date” with respect to such Party and the provisions of this Agreement shall terminate on the Termination Date; provided that Sections 1, 6(e), 7(e), 7(f), 10, 11, 12, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25 and 26 hereof shall survive the Termination Date.

(f) Effect of Termination.

(i) Upon the Termination Date, this Agreement shall forthwith become null and void and have no further force or effect, each Party hereto shall be released from its commitments, undertakings and agreements under or related to this Agreement and there shall be no liability or obligation hereunder on the part of any Party hereto; provided that in no event shall any such termination relieve a Party hereto from (i) liability for its breach or non-performance of its obligations hereunder prior to such Termination Date, notwithstanding any termination of this Agreement by any other Party, and (ii) obligations under this Agreement which expressly survive any such termination pursuant to Section 7(e). Upon any Termination Event, unless the Closing Date has occurred, any and all consents, tenders, waivers, forbearances and votes delivered by a Consenting Party in connection with the Transactions automatically shall be deemed, for all purposes, to be null and void ab initio. Notwithstanding the foregoing or anything herein to the contrary, no Party may exercise any of its respective termination rights as set forth in this Section 7 if such Party has failed to perform or comply in all material respects with the terms and conditions of this Agreement unless such failure to perform or comply arises as a result of another Party’s actions or inactions or would not otherwise give rise to a Termination Event in favor of the other Party.

TRANSFERS

8. Transfer of Claims and Interests.

(a) Subject to the terms and conditions of this Agreement, each Consenting Party agrees, solely with respect to itself, as expressly identified and limited on its signature page, and not in any other manner with respect to any Affiliates, not to (i) sell, transfer, assign, hypothecate, pledge, grant a participation interest in, or otherwise dispose of, directly or indirectly, its right, title, or interest with respect to any of such Consenting Party’s Existing Debt that is subject to this Agreement (the “Applicable Existing Debt”), in whole or in part, or (ii) deposit any of such Consenting Party’s Applicable Existing Debt into a voting trust, or grant any proxies, or enter into a voting agreement with respect to any such Applicable Existing Debt (any of the actions described in clauses (i) and (ii) of this Section 8(a) is referred to herein as a “Transfer”; “Transferred” shall have a meaning correlative thereto; and the Consenting Party making such Transfer is referred to herein as the “Transferor”), unless the Transfer is to another Consenting Party, which shall include, for the avoidance of doubt, any Transfer to any fund, account or client managed, advised or sub-advised by an investment manager of a Consenting Party or any other entity consented to in writing by the Company (such consent in the case of Existing Debt in the form of loans not to be unreasonably withheld) that agrees in writing to be bound by the terms of this Agreement by executing and delivering to Wachtell Lipton and Davis Polk a joinder agreement in the form attached hereto as Exhibit E prior to the effectiveness of the relevant Transfer (any such transferee, a “Permitted Transferee”); provided that notwithstanding anything to the contrary, and except as otherwise permitted by the Company, only holdings of Existing Debt held by Consenting Parties as of the Execution Date shall be permitted to participate in the Transactions. Any Transfer in violation of this Section 8 shall be void ab initio. Notwithstanding anything to the contrary in this Section 8(a), the restrictions set forth on Transfers set forth in this Section 8(a) shall not apply to the grant of any liens or encumbrances on Applicable Existing Debt in favor of a bank or broker-dealer holding custody of such Applicable Existing Debt in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such Applicable Existing Debt.

(b) Upon the consummation of a Transfer in accordance herewith, such Permitted Transferee shall be deemed to make all of the representations, warranties and covenants of a Consenting Party, as applicable, as set forth in this Agreement, and shall be deemed to be a Party and a Consenting Party for all purposes under this Agreement.

(c) A Consenting Party that Transfers Applicable Existing Debt to a Permitted Transferee in accordance with the terms of this Section 8 shall (i) be deemed to relinquish its rights and be released from its obligations under this Agreement solely to the extent of such Transferred Applicable Existing Debt, (ii) not be liable to any Party to this Agreement for the failure of the Permitted Transferee to comply with the terms and conditions of this Agreement, provided that in no event shall any such Transfer relieve (x) a Consenting Party hereto from liability for its breach or non-performance of its obligations hereunder prior to the date of such Transfer or (y) an Initial Consenting Party or an Other Consenting Party from its obligations pursuant to Section 6 herein, and (iii) within two (2) Business Days of such Transfer, deliver written notice of the Transfer to the Company, Wachtell Lipton and Davis Polk, which notice may be provided through counsel and shall include the amount and type of Applicable Existing Debt that was acquired.

(d) This Agreement shall not limit, restrict, or otherwise affect in any way any right, authority, or power of any Consenting Party to acquire additional Existing Debt after the Execution Date. Any such acquired Existing Debt (including pursuant to an Open Trade) shall automatically and immediately upon acquisition by the Consenting Party be deemed to be subject to the terms of this Agreement; provided that notwithstanding anything to the contrary, but except as provided in Section 8(e) below, only holdings of Existing Debt held by Consenting Parties as of the Execution Date shall be permitted to participate in the Transactions without the Company Parties’ express prior written consent. Within two (2) Business Days of any acquisition (calculated based on the settled trade debt) of Existing Debt by a Consenting Party from a person that, to the acquiring party’s actual knowledge, is not a Consenting Party, such Consenting Party shall deliver written notice of the acquisition to Lumen, Wachtell Lipton and Davis Polk, which notice may be provided through counsel and shall include the amount and type of Existing Debt that was acquired.

(e) Notwithstanding anything to the contrary herein, Applicable Existing Debt that is Transferred to or by a Consenting Party pursuant to an Open Trade, or as part of a short transaction, entered into by such Consenting Party prior to, and pending as of the date of, such Consenting Party’s entry into this Agreement permitted to participate in the Transactions, shall be subject to the terms of this Agreement, as provided in Section 8(d), and shall be permitted to participate in the Transactions so long as such trade closes or Applicable Existing Debt is transferred prior to the consummation of the Transactions.

(f) The Parties understand that the Consenting Parties may be engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Parties acknowledge and agree that, to the extent a Consenting Party expressly indicates on its respective signature page hereto that it is executing this Agreement solely on behalf of a specific trading desk(s) and/or business group(s) of the Consenting Party, the obligations set forth in this Agreement shall apply only to such trading desk(s) and/or business group(s) and shall not apply to any other trading desk, business group or Affiliate of the Consenting Party unless they separately become a party hereto.

(g) Notwithstanding anything to the contrary herein, a (i) a Qualified Marketmaker2 that acquires any Existing Debt subject to this Agreement held by a Consenting Party with the purpose and intent of acting as a Qualified Marketmaker for such Existing Debt, shall not be required to become a party to this Agreement as a Consenting Party, if such Qualified Marketmaker transfers such Existing Debt (by purchase, sale, assignment, or other similar means) to a Permitted Transferee within ten (10) Business Days after the Qualified Marketmaker acquires such Existing Debt; provided that a Qualified Marketmaker’s failure to comply with this Section 8(d) shall result in the Transfer of such Existing Debt to such Qualified Marketmaker being deemed void ab initio, and (ii) to the extent any Consenting Party is acting solely in its capacity as a Qualified Marketmaker, it may transfer any ownership interests in the Existing Debt that it acquires from a holder of Existing Debt that is not a Consenting Party to a transferee that is not a Consenting Party at the time of such transfer without the requirement that the transferee be a Permitted Transferee.

[2]

“Qualified Marketmaker” means an entity that (a) holds itself out to the public, the syndicated loan market, or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Company Parties (including Existing Debt), or enter with customers into long and short positions in claims against the Company Parties, in its capacity as a dealer or market maker in such claims and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including term, loans, or debt or equity securities).

REPRESENTATIONS AND WARRANTIES

9. Representations and Warranties.

(a) Each Party (severally and not jointly), other than, with respect to Section 9(a)(i), Section 9(a)(ii), Section 9(a)(iii) and Section 9(b)(iii), and any Party that is a managed account (or portion thereof) or any Party that has entered into this Agreement in its capacity as trustee, represents and warrants to each other Party that:

(i) such Party is duly organized or incorporated, validly existing, and in good standing (where such concept is recognized) under the laws of the jurisdiction of its organization or incorporation, and has all requisite corporate, partnership, limited liability company or other organizational power and authority to enter into this Agreement and to carry out the Transactions contemplated herein, and to perform its respective obligations under this Agreement and the Definitive Documents;

(ii) the execution, delivery, and performance of this Agreement by such Party does not and shall not (A) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under its organizational documents or any material contractual obligations to which it or any of its subsidiaries is a party;

(iii) as of the Execution Date (or such later date that it delivers its signature page hereto to the other Parties), such Party has no actual knowledge of any event that, due to any fiduciary or similar duty to any other Person or entity, would prevent it from taking any action required of it under this Agreement; and

(iv) this Agreement is a legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b) Each Consenting Party (severally and not jointly) represents and warrants to each Company Party that, as of the Execution Date (or the date of its joinder agreement delivered to the other Parties or their counsel, as applicable):

(i) it (x) either (A) is the beneficial or record owner of the principal amount of the Existing Debt indicated on its respective signature page hereto (other than with respect to Existing Debt that is subject to an Open Trade) or (B) has sole investment or voting discretion with respect to the principal amount of the Existing Debt indicated on its respective signature page hereto and has the power and authority to bind the beneficial owner of such Existing Debt to the terms of this Agreement (other than with respect to Existing Debt that is subject to an Open Trade), (y) has full power and authority to act on behalf of, vote, and consent to matters concerning such Existing Debt and to dispose of, exchange, assign, and transfer such Existing Debt and (z) has made no Transfer of such Existing Debt;

(ii) other than pursuant to this Agreement, the Existing Debt with respect to which it is the beneficial or record owner or has sole investment or voting discretion set forth on its respective signature page is free and clear of any lien, charge, encumbrance, participation, security interest, adverse claim or any other similar restriction, or any equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition of any kind that could reasonably be expected to adversely affect in any way such Consenting Party’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed;

(iii) other than the Existing Debt indicated on its respective signature page hereto, such Consenting Party does not own any other Existing Debt as of the Execution Date (other than with respect to Existing Debt that is subject to an Open Trade); and

(iv) it has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, all information it deems necessary and appropriate for such Consenting Party to evaluate the financial and other risks inherent in the Transactions and has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Agreement and the Transactions and of making an informed investment decision in connection therewith, and its decision to execute this Agreement and participate in any of the Transactions contemplated hereby has been based upon such of its own independent review and analysis of the business and affairs of the Company Parties (and their respective subsidiaries) and the Transactions that it considers sufficient and reasonable for purposes of entering into this Agreement and the Transactions, and such decision is not in reliance upon any representations or warranties of any other Party (or any such other Party’s financial, legal or other professional advisors), other than such express representations and warranties of the Parties contained herein.

(c) Each Consenting Party represents to each other Party that (A) it is (i) a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, (ii) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities Act, or (iii) not a “U.S. person” as defined in Rule 902 under the Securities Act; (B) it understands that the securities contemplated by this Agreement and the Transactions have not been, and are not contemplated to be, registered under the Securities Act and may not be resold without registration under the Securities Act except pursuant to a specific exemption from the registration provisions of the Securities Act; (C) it is acquiring any securities of the Company in connection with the Transactions for investment and not with a view to distribution or resale in violation of the Securities Act; and (D) is not acquiring the securities contemplated by this Agreement and the Transactions as a result of any advertisement, article, notice or other communication regarding such securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(d) Each Party that is a managed account (or portion thereof) (severally and not jointly) represents and warrants that the manager or investment adviser executing this Agreement on behalf of such Party has the authority to execute, on behalf of such Party, this Agreement and any transactions that this Agreement requires such Party to execute, and each Party that has entered into this Agreement in its capacity as a trustee represents and warrants that it has the authority in such capacity to execute and perform this Agreement and any transactions that this Agreement requires such Party to execute.

RELEASES

10. Releases.

(a) Subject to the occurrence of, and effective from and after, the Closing Date, in exchange for the cooperation with, participation in, and entering into the Transactions by the Consenting Parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company Parties (on behalf of themselves and each of their respective predecessors, successors, assigns, agents, subsidiaries, Affiliates, and representatives) hereby finally and forever release and discharge the Other Released Parties and their respective property, to the fullest extent permitted under applicable law, from any and all causes of action and any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law, at equity, or otherwise, sounding in tort, contract, or based on any other legal or equitable principle, including, without limitation, violation of any securities law (federal, state or foreign), misrepresentation (whether intended or negligent), breach of duty (including any duty of candor), or any domestic or foreign law similar to the foregoing, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstance existing immediately prior to the occurrence of or before the Closing Date arising from, relating to, or in connection with the Existing Debt, the Existing Documents, the Transactions, the negotiation, formulation, or preparation of this Agreement, the Definitive Documents or any related guarantees, security documents, agreements, amendments, instruments, or other documents, including those that the Company Parties and their respective subsidiaries or any holder of a claim against or interest in the Company Parties or any other entity could have been legally entitled to assert derivatively or on behalf of any other entity (collectively, the “Company Released Claims”). Further, subject to the occurrence of, and effective from and after, the Closing Date, the Company Parties (on behalf of themselves and each of their subsidiaries) hereby covenant and agree not to, directly or indirectly, bring, maintain, or encourage any cause of action or other claim or proceeding against an Other Released Party relating to or arising out of any Company Released Claim. The Company Parties (on behalf of themselves and each of their subsidiaries) further stipulate and agree with respect to all Claims, that, subject to the occurrence of, and effective from and after, the Closing Date, they hereby waive to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, any foreign law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 10(a).

(b) Subject to the occurrence of, and effective from and after, the Closing Date, in exchange for the cooperation with, participation in, and entering into the Transactions by the Company Parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consenting Parties (on behalf of themselves and each of their respective predecessors, successors, assigns, agents, subsidiaries, Affiliates, and representatives) hereby finally and forever release and discharge the Company Released Parties, the Other Released Parties and each of the foregoing’s property, to the fullest extent permitted under applicable law, from any and all causes of action and any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law, at equity, or otherwise, sounding in tort, contract, or based on any other legal or equitable principle, including, without limitation, violation of any securities law (federal, state or foreign), misrepresentation (whether intended or negligent), breach of duty (including any duty of candor), or any domestic or foreign law similar to the foregoing, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstance existing immediately prior to the occurrence of or before the Closing Date arising from, relating to, or in connection with the Existing Debt (including any claims based upon alleged Defaults or Event of Defaults in connection with such Existing Debt), the Existing Documents, the Transactions, the negotiation, formulation, or preparation of this Agreement, the Definitive Documents or any related guarantees, security documents, agreements, amendments, instruments, or other documents, including those that a Consenting Party or any holder of a claim against or interest in the Consenting Party or any other entity could have been legally entitled to assert derivatively or on behalf of any other entity (collectively, the “Consenting Party Released Claims”). For the avoidance of doubt, the Consenting Parties understand and agree that the Consenting Party Released Claims encompass and include any and all claims or causes of action relating to or challenging the Transactions themselves (other than claims or causes of action to enforce the Definitive Documents), including any and all claims or causes of action alleging or contending that any aspect of the Transactions violates any Existing Document or other agreement, or that cooperation with, participation in, or entering into the Transactions violates any statute or other law, it being understood that the Consenting Parties are ratifying and approving all such Transactions to the maximum extent possible under applicable law. In addition, for the avoidance of doubt, the releases and discharges granted hereunder by the Consenting Parties are not limited to the loans, securities or other interests or positions that they hold as of Execution Date or as to which Consenting Parties vote in favor of or otherwise consent to the Transactions, but are granted by the Consenting Parties to the Company Released Parties and the Other Released Parties in all capacities and with respect to all loans, securities or other interests held or acquired at any time. Further, subject to the occurrence of, and effective from and after, the Closing Date, each Consenting Party hereby covenants and agrees not to, directly or indirectly, bring, maintain, or encourage any cause of action or other claim or proceeding against any Company Released Party relating to or arising out of any Consenting Party Released Claim. Each Consenting Party further stipulates and agrees with respect to all Claims, that subject to the occurrence of, and effective from and after, the Closing Date, it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, any foreign law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 10(b).

(c) Each Consenting Party and each Company Party acknowledges that it is aware that it or its attorneys may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to either the subject matter of this Agreement or any party hereto, but hereto further acknowledges that it is the intention of the Company Parties and each Consenting Party to hereby fully, finally, and forever settle and release all claims among them to the extent provided in this Agreement, whether known or unknown, suspected or unsuspected, which now exist, may exist, or heretofore have existed.

(d) Notwithstanding the foregoing Sections 10(a), 10(b) and 10(c), nothing in this Agreement is intended to, and shall not, (i) release any Party’s rights and obligations under this Agreement or any of the Definitive Documents (including, but not limited to, the indemnification contained in Section 11), (ii) bar any Party from seeking to enforce or effectuate this Agreement or any of the Definitive Documents, (iii) release any payment obligation of any Company Party (or its subsidiaries) under the Existing Documents or (iv) release any causes of action and any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, or liabilities arising out of or resulting from any act or omission of a Party occurring after the Execution Date that constitutes intentional common-law fraud, willful misconduct or gross negligence, each solely to the extent as determined by a final order of a court of competent jurisdiction; provided that (i) following the Closing Date, no Consenting Party shall bring any claim or cause of action against any Company Released Party or Other Released Party based on any theory to challenge or seek to invalidate or avoid any of the Transactions (or any component or aspect thereof); and (ii) following the Execution Date, unless and until the Termination Date has occurred, no Consenting Party shall bring any claim or cause of action against any Company Released Party of Other Released Party based on any theory to challenge or seek to invalidate or avoid any transfer or distribution of the proceeds of the EMEA Sale.

MISCELLANEOUS

11. Indemnification.

(a) Without limiting any Company Party’s obligations under the Existing Documents, the Definitive Documents or any related guarantees, security documents, agreements, amendments, instruments or other relevant documents, each Company Party hereby agrees to indemnify, pay and hold harmless each current or former Consenting Party and each of its Affiliates and all of their respective officers, directors, members, managers, partners, employees, shareholders, advisors, agents, and other representatives of each of the foregoing and their respective successors and permitted assigns (each, an “Indemnified Party”) from and against any and all actual losses, claims, damages, actions, judgments, suits, costs, expenses, disbursements and liabilities, joint or several, of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for any Indemnified Party, and including any out-of-pocket costs associated with any discovery or other information requests), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations) on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any Indemnified Party, in any manner relating to or arising out of, in connection with, or as a result of (i) this Agreement, the Transactions, the Definitive Documents or any related guarantees, security documents, agreements, instruments or other documents, (ii) the negotiation, formulation, preparation, execution, delivery or performance of the foregoing, or (iii) any actual claim, litigation, investigation or proceeding relating to the foregoing, regardless of whether any Indemnified Party is a party thereto and whether or not the transactions contemplated hereby are consummated (but limited, in the case of legal fees and expenses, to (x) those of (I) Davis Polk or (II) if Davis Polk does not represent the group due to an actual or potential conflict of interest, another law firm selected by the Majority Consenting Parties, in each case as counsel to the Consenting Parties incurred in connection with any such claim, litigation, investigation or proceeding, and one local counsel in any relevant material jurisdiction, and (y) in the case of an actual or perceived conflict of interest where the Indemnified Parties affected by such conflict inform the Company of such conflict and thereafter retain their own counsel with the Company’s prior written consent (not to be unreasonably withheld), additional counsel to such affected Indemnified Parties (and, if necessary, solely in the case of any such actual or perceived conflict of interest, additional local counsel to such affected Indemnified Parties, in each such relevant material jurisdiction)) (such foregoing amounts, “Losses” and such Company Party obligation, the “Indemnification Obligations”). The Company Parties shall reimburse each Indemnified Party reasonably promptly, but in no event later than 30 days following written demand therefor (together with reasonable backup documentation supporting such reimbursement request) for their reasonable and documented out-of-pocket costs and expenses (but limited, in the case of legal fees and expenses, to (x) those of Davis Polk and local counsel and (y) any conflicts counsel or local counsel retained by an Indemnified Party in accordance with the preceding sentence). No Indemnified Party shall be entitled to indemnity hereunder in respect of any Losses to the extent that it is found by a final, non-appealable judgment of a court of competent jurisdiction that such Losses arise from (i) the fraud, gross negligence or willful misconduct by such Indemnified Party (or any of its Related Parties), (ii) the willful and material breach of this Agreement by such Indemnified Party (or any of its Related Parties) or (iii) any disputes solely among Indemnified Parties and not arising out of or related to any act or omission of any of the Company Parties.

(b) Notwithstanding anything to the contrary contained in this Agreement, the Indemnification Obligations set forth herein (i) shall survive the expiration or termination of this Agreement, (ii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Consenting Parties or any other Indemnified Party and (iii) shall be binding on any successor or assign of the Company Parties and the successors or assigns to any substantial portion of its business and assets.

12. Tax Treatment. The Parties agree to treat, for U.S. federal income tax purposes, the Backstop Commitment Premium as a “put premium” paid to the Backstop Parties. Each Party shall file all tax returns consistent with, and take no position inconsistent with, such treatment (whether in audits, tax returns or otherwise) unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

13. Entire Agreement; Prior Negotiations. This Agreement, including all of the exhibits attached hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written, oral, or implied, among the Parties with respect to the subject matter of this Agreement; provided, however, that any confidentiality agreement or non-disclosure agreement executed by any Party shall survive this Agreement and shall continue in full force and effect, subject to the terms thereof, irrespective of the terms hereof.

14. Reservation of Rights. If the Transactions contemplated herein are not consummated, or if this Agreement is terminated in accordance with its terms (except as a result of the occurrence of the Closing Date), nothing shall be construed herein as a waiver by any Party of any or all of such Party’s rights, remedies or defenses and the Parties expressly reserve any and all of their respective rights, remedies or defenses.

15. FRE 408. To the extent provided in Federal Rule of Evidence 408 and any other applicable rules of evidence in any applicable jurisdiction, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

16. Counterparts; Execution. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute one and the same instrument, and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (PDF) or by DocuSign. This Agreement may be executed on behalf of one or more Consenting Parties by such Consenting Party’s investment manager or advisor, which is a signatory hereto solely in its capacity as the investment manager or advisor of such Consenting Party.

17. Amendments and Waivers.

(a) Except as otherwise provided herein, this Agreement may not be modified, amended, or supplemented, and no provision of this Agreement may be waived, without the prior written consent of the Company Parties and the Majority Consenting Parties; provided that any modification or amendment to the definition of “Majority Consenting Parties” shall require the consent of each Consenting Party; provided, further, that any modification or amendment to the Backstop Commitment Premium, including Section 6(d) and related definitions, and any modification or amendment to the definition of “Backstop Parties” or Exhibit C hereto shall require the consent of each Backstop Party; provided, further, that any modification or amendment to this Section 17(a) or Section 7(d)(i) shall require the consent of the Company Parties and all Consenting Parties; provided, further, that to the extent such modification, amendment or supplement has a material, disproportionate and adverse effect, taken as a whole, on the Consenting Parties who hold a tranche of Existing Debt, in their capacity as holders of such tranche of Existing Debt, then the consent of Consenting Parties holding 66.7% of such tranche of Existing Debt held by all Consenting Parties shall also be required; provided, further, that to the extent such modification, amendment or supplement has a material, disproportionate and adverse effect on the a single Consenting Party, and such Consenting Party does not consent, such Consenting Party shall have the right to terminate this Agreement as to it. Prior to any funding of the New Money First Lien Indenture, (a) except as otherwise set forth in Section 6(d) hereto, any change, modification, or amendment to Exhibit B hereto that affects the New Money Commitment Amount of any Consenting Party shall require the consent of such Consenting Party and (b) any change, modification, or amendment of the maturity, interest rate, call protection or fees set forth in the Term Sheet with respect to the New Money First Lien Indenture shall require the consent of each Consenting Party and, if such consent is withheld, the commitment of any Consenting Party to provide its portion of the New Money First Lien Indenture may be terminated by such Consenting Party; provided that to the extent such Consenting Party terminates its commitment portion of the New Money First Lien Indenture, the Company shall be free to solicit commitments to provide such New Money First Lien Indenture from any Person.

(b) No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision of this Agreement, whether or not such provisions are similar, nor shall any waiver of a provision of this Agreement be deemed a continuing waiver of such provision.

18. Headings. The headings of the sections, paragraphs, and subsections of this Agreement are included for convenience only and shall not affect the interpretation of the provisions contained herein.

19. Acknowledgments; Obligations Several. Notwithstanding that this Agreement is being executed by multiple Consenting Parties, the obligations of the Consenting Parties under this Agreement are several and neither joint nor joint and several. No Consenting Party shall be responsible in any way for the performance of the obligations or any breach of any other Consenting Party under this Agreement, and nothing contained herein, and no action taken by any Consenting Party pursuant hereto shall be deemed to constitute the Consenting Party as a partnership, an association or joint venture of any kind, or create a presumption that the Consenting Parties are in any way acting other than in their individual capacities. None of the Consenting Parties shall have any fiduciary duty or other duties or responsibilities in any kind or form to each other, the Company Parties or any of the Company’s other lenders, noteholders or stakeholders as a result of this Agreement or the transactions contemplated hereby. Each Consenting Party acknowledges that no other Consenting Party will be acting as agent of such Consenting Party in connection with monitoring such Consenting Party’s investment or enforcing its rights under this Agreement, the Definitive Documents, or any other documents to be entered into in connection with the consummation of the Transactions. Each Consenting Party acknowledges, and acknowledges its Affiliates’ understanding, to each other Consenting Party, that: (a) the Transactions described herein are arm’s-length commercial transactions between the Company and the Company’s Affiliates and each Consenting Party, (b) it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (c) it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the Transactions contemplated hereby, and (d) the Consenting Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from the other Consenting Parties, the Company’s and those of the Company’s Affiliates or the Affiliates of other Consenting Parties, and the Consenting Parties have no obligation to disclose any of such interests to any other Consenting Party or the Affiliates of other Consenting Parties. Each Consenting Party acknowledges that it has, independently and without reliance upon any other Consenting Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and that it has not relied on the credit analysis and decision or due diligence investigation of any other Consenting Party. The Consenting Parties have no agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any shares of common stock or other capital stock of the Company and are not intended to be, and shall not be deemed to be, a “Group” for purposes of Section 13(d) of the Exchange Act.

20. Consenting Party Enforcement. A Consenting Party may only enforce this Agreement against the Company Parties and not against another Consenting Party.

21. Specific Performance; Damages. It is understood and agreed by the Parties that money damages may be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach of this Agreement, including, without limitation, a court of competent jurisdiction requiring any Party to comply promptly with any of its obligations in this Agreement. Notwithstanding anything to the contrary in this Agreement, in no event shall any Party or their representatives be liable to any other Party hereunder for any punitive, incidental, consequential, special or indirect damages, including the loss of future revenue or income or opportunity, relating to the breach or alleged breach of this Agreement.

22. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any choice of law provision that would require the application of the laws of another jurisdiction. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under or out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding may be brought in either a state or federal court of competent jurisdiction in the State and County of New York, Borough of Manhattan. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit, or proceeding. By executing and delivering this Agreement, each of the Parties hereto irrevocably and unconditionally submits to the personal jurisdiction of each such court described in this Section 22, solely for purposes of any action, suit, or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING REFERRED TO ABOVE. Each Party (a) certifies that no representative, agent, or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 22. Each Party hereto agrees that service of any process, summons, notice or document by registered mail addressed to such person shall be effective service of process against such person for any suit, action or proceeding arising out of or relating to this Agreement brought in any such court.

23. Notices. All notices (including, without limitation, any notice of termination as provided for herein) and other communications from any Party given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the earliest of the following: (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed electronic mail if sent during the normal business hours of the recipient, and if not so confirmed, on the next Business Day; (c) three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; and (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next-day delivery (with an email upon sending to the Party to be notified), with written verification of receipt. All communications shall be sent:

(a) If to the Company:

Lumen Technologies, Inc.

100 CenturyLink Drive

Monroe, Louisiana 71203

Attn: Chris Stansbury; Rahul Modi

Email: [Intentionally omitted]

With copies to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attn:  John R. Sobolewski

Mark Gordon

Emil A. Kleinhaus

Email:  JRSobolewski@wlrk.com

MGordon@wlrk.com

EAKleinhaus@wlrk.com

(b) If to the Ad Hoc Group:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn:  Damian S. Schaible

Elliot Moskowitz

Adam L. Shpeen

Stephen Ford

Email:  damian.schaible@davispolk.com

elliot.moskowitz@davispolk.com

adam.shpeen@davispolk.com

stephen.ford@davispolk.com

24. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other Person shall be a third-party beneficiary hereof; provided that it is acknowledged and agreed that (a) each Other Released Party is a third party beneficiary with respect to Section 10(a) hereof and shall be permitted to enforce such provision in accordance with its terms and (b) each Company Released Party is a third-party beneficiary with respect to Section 10(b) hereof and shall be permitted to enforce such provision in accordance with its terms.

25. Publicity; Non-Disclosure.

(a) The Company will disclose this Agreement on October 31, 2023 substantially simultaneous with the time that the Company publicly disseminates its earnings results for the fiscal quarter ended September 30, 2023, which time is expected to occur by 5:00 p.m. (EST) on October 31, 2023 (but, in any event, no later than 9:00 a.m. (EST) on November 1, 2023) by publicly filing a Form 8-K or any periodic report required or permitted to be filed by the Company under the Exchange Act with the SEC or, if the SEC’s EDGAR filing system is not available, on a press release that results in prompt public dissemination of such information (the “Public Disclosure”). The Company will deliver drafts to the Ad Hoc Group Advisors of such Public Disclosure at least one (1) Business Day before making any such disclosure. Any Public Disclosure shall be reasonably acceptable to the Company Parties and reasonably acceptable to the Majority Consenting Parties (such acceptance not to be unreasonably withheld, conditioned or delayed). Under no circumstances may any Party make any Public Disclosure of any kind that would disclose either: (a) the holdings of any current or former Consenting Party (including on the signature pages of the Consenting Parties, which shall not be publicly disclosed or filed) of any Existing Debt, or of any other debt obligations of the Company, whether prior to or after the consummation of the Transactions or (b) the identity of any current or former Consenting Party, in each case without the prior written consent of such Consenting Party or an order of a court with competent jurisdiction; provided, however, that, notwithstanding the foregoing, the Company Parties shall not be required to keep confidential the aggregate holdings of all Consenting Parties, and each Consenting Party hereby consents to the disclosure of the execution of this Agreement by the Company Parties, and the terms and contents hereof, to the administrative agents, collateral agents, or trustees under the Existing Documents, and in any filings required by applicable law or regulation or the rules of any applicable stock exchange or regulatory body.

(b) Other than as may be required by applicable law and regulation or by any governmental or regulatory authority as determined by a Party based on reasonable advice of counsel, no Party shall issue any press release, make any filing with the SEC or make any other public announcement with respect to this Agreement or the Transactions without the consent of the Company Parties and the Majority Consenting Parties, which consent shall not be unreasonably delayed, conditioned, or withheld. The Company Parties shall be permitted to make any filing or publish, issue or file any public announcement or communication upon the failure of the Majority Consenting Parties (including by or through the Ad Hoc Group Advisors) to respond within one (1) Business Day of receipt of such consent request. Each supporting Party shall be permitted to make any filing or publish, issue or file any public announcement or communication upon the failure of the Company Parties to respond within one (1) Business Day of receipt of such consent request by the Company Parties. For the avoidance of doubt, each Party shall have the right, without any obligation to any other Party, to decline to comment to the press with respect to this Agreement.

26. Successors and Assigns; Severability. This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors, assigns, heirs, executors, estates, administrators, and representatives, provided that this Section 26 shall not be deemed to permit Transfers other than in accordance with the express terms of this Agreement. The invalidity or unenforceability at any time of any provision hereof in any jurisdiction shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof or the continuing validity and enforceability of such provision in any other jurisdiction; provided that, after excluding the provision that is declared to be invalid or unenforceable, the remaining terms provide for the consummation of the Transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date hereof and the date this Agreement was last amended.

27. Error; Ambiguity. Notwithstanding anything to the contrary herein, to the extent counsel to the Company Parties or the Ad Hoc Group Advisors identify, within four (4) Business Days following the Execution Date, any clear errors, material ambiguities or internally inconsistent provisions within or among this Agreement, each Party hereto covenants and agrees that it will endeavor in good faith to enter into reasonable and mutually satisfactory modifications to this Agreement to remedy such errors, ambiguities, or inconsistent provisions.

28. Joinder. Additional holders of Existing Debt and/or investment advisors, sub-advisors, or managers of funds, clients and discretionary accounts (together with their respective successors and permitted assigns) that hold Existing Debt and that have authority to bind the beneficial owners of such Existing Debt to the terms of this Agreement, as applicable, may become party to this Agreement from time to time in accordance with Section 8 (solely with the consent of the Majority Consenting Parties and the Company) by agreeing in writing to be bound by the terms of this Agreement (any such person, an “Additional Consenting Party”) by executing and delivering to Lumen, Wachtell Lipton and Davis Polk a joinder agreement in the form attached hereto as Exhibit F. Notwithstanding anything to the contrary herein, an Affiliate of an Initial Consenting Party holding Existing Debt listed on a signature page hereto may become an Additional Consenting Party by executing a joinder agreement in the form attached as Exhibit E hereto, without requiring the consent of any other Party and, shall be entitled to participate in the Transactions. Upon the execution and delivery of such joinder agreement, such Additional Consenting Party shall be deemed to make all of the representations, warranties, and covenants of a Consenting Party, as applicable, as set forth in this Agreement, and shall be deemed to be a Party and a Consenting Party for all purposes under this Agreement as if they were originally party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers, all as of the day and year first written above.

LUMEN TECHNOLOGIES, INC.

By:	/s/ Chris Stansbury
Name:	Chris Stansbury
Title:	Executive Vice President & Chief Financial Officer

LEVEL 3 FINANCING, INC.

By:	/s/ Chris Stansbury
Name:	Chris Stansbury
Title:	Executive Vice President & Chief Financial Officer

QWEST CORPORATION

By:	/s/ Chris Stansbury
Name:	Chris Stansbury
Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Transaction Support Agreement]

[Consenting Parties’ signature pages on file with the Company.]

[Signature Page to Transaction Support Agreement]

EXHIBIT A

TERM SHEET

SUBJECT TO FRE 408 AND EQUIVALENTS

Exhibit A-1

Lumen Technologies, Inc.

Summary of Terms and Conditions for

Potential Financing Transaction

Reference is made to certain existing debt (“Existing Debt”) as defined in Schedule I.

Terms used but not defined herein shall have the meanings ascribed to them in the Transaction Support Agreement to which this term sheet is attached.

Level 3 New Money First Lien Indenture

Issuance

New notes issued under a new money senior secured first lien indenture (the “New Money First Lien Indenture”, and the notes issued thereunder, the “New Money First Lien Notes”), in an aggregate principal amount of $1.2 billion.

Backstop Commitment

The New Money First Lien Notes will be backstopped in full, severally and not jointly, by the Backstop Parties, as set forth in the Transaction Support Agreement.

If, after the Agreement Effective Date, a Backstop Party is prohibited or precluded by applicable tax or regulatory requirements from fulfilling, in whole or in part, its Backstop Commitment, the Backstop Party shall be permitted to transfer its Backstop Commitment, in whole or in part, to third-parties reasonably acceptable to the Company in accordance with the terms of the Transaction Support Agreement.

Issuer	Level 3

Guarantors	Same as Level 3 First Lien Term Loan Facility.

Purchasers

The Initial Consenting Parties and Other Consenting Parties who properly elect to purchase New Money First Lien Notes pursuant to the Transaction Support Agreement (collectively, the “First Lien Funding Parties”).

Backstop Commitment Premium

In consideration for their backstop commitment, the Backstop Parties will receive a Backstop Commitment Premium in an amount equal to (a) 5% of the aggregate principal amount of the New Money First Lien Notes (the “Tranche 2 Backstop Commitment Premium”), which shall be due and payable on, and subject to the occurrence of, the Closing Date, paid in cash, plus (b) $200 million (the “Tranche 1 Backstop Commitment Premium”), which shall be due and payable on, and subject to the occurrence of, the Closing Date, paid $150 million in cash and $50 million in additional New Money First Lien Notes.

The Backstop Commitment and the Backstop Commitment Premium shall be allocated to the Backstop Parties as set forth on Exhibit C to the Transaction Support Agreement. The Backstop Commitment and the Backstop Commitment Premium shall be transferrable solely in accordance with the Transaction Support Agreement.

Trustee	A financial institution reasonably acceptable to the Majority Consenting Parties and the Company.

Level 3 New Money First Lien Indenture

Collateral Agent	A financial institution reasonably acceptable to the Majority Consenting Parties and the Company.

Interest Rate	11.000% cash

Default Rate	2.0%

Maturity Date	November 15, 2029

Call Protection

Any optional prepayment from the Closing Date until the maturity date will be accompanied by the following prepayment premium (the “New Money First Lien Notes Prepayment Premium”) as set forth below opposite the relevant period from the Closing Date as indicated below:

	Period	New Money First Lien Notes Prepayment Premium

	Months 1 – 36	Make-Whole Amount (to be defined)

	Months 37 – 48	50% of Interest Rate;

	Months 49 – 60	25% of Interest Rate; and

	Thereafter	None

The prepayment premium for any change of control offer will be 1%. There will be no prepayment premium in connection with any mandatory prepayment in connection with an asset sale offer. For the avoidance of doubt, no make-whole premium will be payable in connection with any change of control offer or asset sale offer.

In addition, for the avoidance of doubt, the New Money First Lien Notes Prepayment Premium will be payable in the event of a bankruptcy filing or other insolvency event by the Issuer or any of the Guarantors, any foreclosure, exercise of remedies and/or sale of the Collateral following an Event of Default, the sale of Collateral in an insolvency proceeding, any restructuring, reorganization or compromise of the obligations under the New Money First Lien Notes or any other termination of the New Money First Lien Notes documentation.

OID	None.

Collateral

First priority perfected security interest in and lien on the same assets securing the Existing Level 3 Credit Agreement and any additional assets as may be agreed upon by the Majority Consenting Parties and the Company (including all rights under and proceeds of the Intercompany Loan). Such security interest and lien will be pari passu with the security interest and lien securing the Level 3 First Lien Term Loan Facility, Level 3 10.750% First Lien Indenture and Level 3 11.000% First Lien Indenture and senior to any security interest and lien securing the Level 3 Second Lien Indentures.

Trustee	A financial institution reasonably acceptable to the Majority Consenting Parties and the Company.

Collateral Agent	A financial institution reasonably acceptable to the Majority Consenting Parties and the Company.

A-1-2

Level 3 New Money First Lien Indenture

Documentation Principles

Definitive documentation will be in form and substance satisfactory to the Company and the Majority Consenting Parties based on the Existing Level 3 Secured Notes Indenture and the security and other ancillary documents entered into in connection with the Existing Level 3 Secured Notes Indenture, with revisions to reflect the terms of this term sheet (including Annex A and all other annexes hereto) and additional revisions to reflect the priority status of the New Money First Lien Indenture and in any event, except as expressly set forth on this Term Sheet, on terms substantially consistent with and not less favorable to the Issuer and its subsidiaries or the Consenting Parties than the Existing Level 3 Secured Notes Indenture (collectively, the “Level 3 Notes Documentation Principles”).

Ratings

Notwithstanding the foregoing, the affirmative covenants will include a requirement to use commercially reasonable efforts to (a) obtain a public corporate rating from both S&P and Moody’s within 60 days of the Closing Date and (b) maintain a public corporate rating from both S&P and Moody’s (but will not include a requirement to maintain any specific rating).

Use of Proceeds

Proceeds of the New Money First Lien Notes shall be transferred to the Company pursuant to an intercompany loan, which shall rank pari passu with the Lumen Tech Superpriority Term Loan Facility and bear cash interest set equal to the amount and frequency equivalent to that which is set forth in the New Money First Lien Indenture (the “Intercompany Loan”).

The Intercompany Loan shall be set forth in a written document, the form and terms of which shall be reasonably satisfactory to the Company and to the Majority Consenting Parties, and no adverse modifications of, waivers under, or supplements to the Intercompany Loan or any documents entered into connection therewith, and other rights with respect thereto as set forth in the Definitive Documents, shall be permitted without the consent of the required holders.

Fronting Agent	Fronting agents shall be engaged on terms reasonably acceptable to the Company for any newly issued debt at the request of any purchasers of such debt.
Conditions Precedent to Closing	Subject to the Documentation Principles, the conditions to closing the New Money First Lien Indenture will include the conditions set forth in the Transaction Support Agreement.

A-1-3

Exhibit A-2

Level 3 First Lien Term Loan Facility

Facility Type

A senior secured first lien term loan facility having the lien priority described under “Collateral” for the New Money First Lien Indenture (the “Level 3 First Lien Term Loan Facility” and, the loans thereunder, the “Level 3 First Lien Term Loans”). Once repaid, the Level 3 First Lien Term Loans may not be reborrowed.

Borrower	Same as the Issuer of Level 3 New Money First Lien Notes.

Guarantors

All Guarantors under the Existing Level 3 Credit Agreement and all other wholly-owned material domestic subsidiaries of the Issuer, other than exceptions as set forth on Annex A and as otherwise agreed between the Company and the Majority Consenting Parties. For the avoidance of doubt, any regulated subsidiaries required to become guarantors will become guarantors only after obtaining all authorizations and consents of federal and state governmental authorities.

Level 3 Term Loan Transaction

Each Consenting Party that is a holder of Existing Level 3 Term Loans will have the opportunity to exchange 100% of the aggregate principal amount of their Existing Level 3 Term Loans for Level 3 First Lien Term Loans issued under a new credit agreement for the Level 3 First Lien Term Loan Facility (the “Level 3 First Lien Credit Agreement”) in an aggregate principal amount equal to 100% of the aggregate principal amount of the Existing Level 3 Term Loans so exchanged (such exchange, the “Level 3 Term Loan Transaction”). The mechanism for the Level 3 Term Loan Transaction shall be as reasonably determined by the Company in consultation with the Majority Consenting Parties.

Each Consenting Party that is a holder of Existing Level 3 Term Loans participating in the Level 3 Term Loan Transaction shall provide any and all consents, waivers, amendments, supplements or other modifications to or in connection with the Existing Level 3 Credit Agreement or any ancillary documents relating thereto in accordance with Section 2(a) of the Transaction Support Agreement.

All accrued and unpaid interest on Existing Level 3 Term Loans that are exchanged shall be paid in full in cash.

Each Consenting Party shall, solely in the event that such Consenting Party is legally prohibited from participating in the Transactions as a result of a reinvestment or similar limitation, have the option to elect not to participate in Level 3 Term Loan Transaction on the Closing Date; provided that, for the avoidance of doubt, any Consenting Party who elects not to participate shall provide any consents, waivers, amendments or other modifications in connection with the Level 3 Term Loan Transaction. Any Existing Level 3 Term Loans held by such Consenting Party as of the Agreement Effective Date that are not so exchanged on the Closing Date may, on or prior to the date that is 90 days after the Closing Date, be exchanged (whether by such Consenting Party or any assignee of the applicable Existing Level 3 Term Loans) for Level 3 First Lien Term Loans in an aggregate principal amount equal to 100% of the principal amount of the Existing Level 3 Term Loans so exchanged; provided that if any such Existing Level 3 Term Loans are subject to an Open Trade on the date that is 90 days after the Closing Date, the assignee to such trade shall have the right to exchange such Existing Level 3 Term Loans into Level 3 First Lien Term Loans upon the closing of such open trade.

Level 3 First Lien Term Loan Facility

Administrative Agent	A financial institution reasonably acceptable to the Majority Consenting Parties and the Company.

Collateral Agent	A financial institution reasonably acceptable to the Majority Consenting Parties and the Company.

Interest Rate	SOFR + a margin set at close of transaction to imply a cash 10.875% all-in rate to maturity. SOFR floor will be 2.00%.

Default Rate	2.0%

Amortization	None

Maturity Date[1]	50% on April 15, 2029 50% on April 15, 2030

Call Protection

Any optional prepayment will be accompanied by the following prepayment premium (the “Level 3 First Lien Term Loan Prepayment Premium”) as set forth below opposite the relevant period from the Closing Date as indicated below:

	Period	Level 3 First Lien Term Loan Prepayment Premium

	Months 1 – 12	2% of principal;

	Months 13 – 24	1% of principal; and

	Thereafter	None

The prepayment premium for any change of control offer will be 1%. There will be no prepayment premium in connection with any mandatory prepayment in connection with an asset sale offer. For the avoidance of doubt, no make-whole premium will be payable in connection with any change of control offer or asset sale offer.

In addition, for the avoidance of doubt, the Level 3 First Lien Term Loan Prepayment Premium will be payable in the event of a bankruptcy filing or other insolvency event by the Borrower or any of the Guarantors, any foreclosure, exercise of remedies and/or sale of the Collateral following an Event of Default, the sale of Collateral in an insolvency proceeding, any restructuring, reorganization or compromise of the obligations under the Level 3 First Lien Term Loans or any other termination of the Level 3 First Lien documentation.

Collateral

First priority perfected security interest in and lien on the same assets securing the Existing Level 3 Credit Agreement and any additional assets as may be agreed upon by the Majority Consenting Parties and the Company (including all rights under and proceeds of the Intercompany Loan). Such security interest and lien will be pari passu with the security interest and lien securing the New Money First Lien Indenture, Level 3 10.750% First Lien Indenture and Level 3 11.000% First Lien Indenture and senior to any security interest and lien securing the Level 3 Second Lien Indentures.

[1]

Loans with differing maturities shall be allocated ratably to each applicable participating Consenting Party; provided, however, to the extent an individual Consenting Party or Affiliate thereof is prohibited or otherwise restricted from accepting longer dated loans pursuant to governing documentation that has been reviewed by counsel to the Ad Hoc Group, such Consenting Party shall be allocated shorter dated loans only and other Consenting Parties increase the allocation of their longer dated loans dollar for dollar; provided that the amount of such shorter dated loans in the aggregate subject to the foregoing shall be no more than $15 million.

A-2-2

Level 3 First Lien Term Loan Facility

Documentation Principles

Definitive documentation will be in form and substance satisfactory to the Company and the Majority Consenting Parties based on the Existing Lumen Tech Credit Agreement and the security and other ancillary documents entered into in connection with the Existing Level 3 Credit Agreement, with revisions to reflect the terms of this term sheet (including Annex A and all other annexes hereto) and additional revisions to reflect the priority status of the Level 3 First Lien Term Loan Facility and in any event, except as expressly set forth on this Term Sheet, on terms substantially consistent with and not less favorable to the Borrower and its subsidiaries or the Consenting Parties than the Existing Level 3 Credit Agreement.

A-2-3

Exhibit A-3

Level 3 10.750% First Lien Indenture

Issuance

A new senior secured first lien indenture having the lien priority described under “Collateral” for the New Money First Lien Indenture (the “Level 3 10.750% First Lien Indenture,” and the notes issued thereunder, the “Level 3 10.750% First Lien Notes”).

Issuer	Same as the Issuer of New Money First Lien Notes.

Guarantors	Same as New Money First Lien Indenture.

Level 3 2029 Exchange

Each Consenting Party that is a holder of Existing Level 3 3.400% Senior Secured Notes will have the opportunity to exchange 100% of the aggregate principal amount of their Existing Level 3 3.400% Senior Secured Notes for Level 3 10.750% First Lien Notes issued under the Level 3 10.750% First Lien Indenture in an aggregate principal amount equal to 100% of the aggregate principal amount of the Existing Level 3 3.400% Senior Secured Notes so exchanged (such exchange, the “Level 3 2029 Exchange”). The mechanism for the Level 3 2029 Exchange shall be as reasonably determined by the Company in consultation with the Majority Consenting Parties.

Each Consenting Party that is a holder of Existing Level 3 3.400% Senior Secured Notes participating in the Level 3 2029 Exchange shall provide any and all consents, waivers, amendments, supplements or other modifications to or in connection with the Existing Level 3 3.400% Indenture through a supplemental indenture (the “Level 3 3.400% Supplemental Indenture”) or any ancillary documents relating thereto in accordance with Section 2(a) of the Transaction Support Agreement.

All accrued and unpaid interest on Existing Level 3 3.400% Senior Secured Notes that are exchanged shall be paid in full in cash.

Interest Rate	10.750% cash

Default Rate	2.0%

Maturity Date	April 15, 2029

Call Protection

Any optional prepayment from the Closing Date until the maturity date will be accompanied by the following prepayment premium (the “Level 3 10.750% First Lien Notes Prepayment Premium”) as set forth below opposite the relevant period from the Closing Date as indicated below:

	Period	Level 3 10.750% First Lien Notes Prepayment Premium

	Months 1-36	Make-Whole Amount (to be defined)

	Months 37 – 48	50% of Interest Rate;

	Months 49 – 60	25% of Interest Rate; and

	Thereafter	None

The prepayment premium for any change of control offer will be 1%. There will be no prepayment premium in connection with any mandatory prepayment in connection with an asset sale offer. For the avoidance of doubt, no make-whole premium will be payable in connection with any change of control offer or asset sale offer.

Level 3 10.750% First Lien Indenture

In addition, for the avoidance of doubt, the Level 3 10.750% First Lien Notes Prepayment Premium will be payable in the event of a bankruptcy filing or other insolvency event by the Issuer or any of the Guarantors, any foreclosure, exercise of remedies and/or sale of the Collateral following an Event of Default, the sale of Collateral in an insolvency proceeding, any restructuring, reorganization or compromise of the obligations under the Level 3 10.750% First Lien Notes or any other termination of the Level 3 10.750% First Lien Notes documentation.

OID	None.

Collateral

First priority perfected security interest in and lien on the same assets securing the Existing Level 3 Credit Agreement and any additional assets as may be agreed upon by the Majority Consenting Parties and the Company (including all rights under and proceeds of the Intercompany Loan). Such security interest and lien will be pari passu with the security interest and lien securing the New Money First Lien Indenture, Level 3 First Lien Term Loan Facility and Level 3 11.000% First Lien Indenture and senior to any security interest and lien securing the Level 3 Second Lien Indentures.

Trustee	Same as New Money First Lien Indenture.

Collateral Agent	Same as New Money First Lien Indenture.

Documentation Principles	Consistent with the Level 3 Notes Documentation Principles.

A-3-2

Exhibit A-4

Level 3 11.000% First Lien Indenture

Issuance

A new senior secured first lien indenture having the lien priority described under “Collateral” for the New Money First Lien Indenture (the “Level 3 11.000% First Lien Indenture,” and the notes issued thereunder, the “Level 3 11.000% First Lien Notes”).

Issuer	Same as the Issuer of New Money First Lien Notes.

Guarantors	Same as New Money First Lien Indenture.

Level 3 2030 Exchange

Each Consenting Party that is a holder of Existing Level 3 3.875% Senior Secured Notes will have the opportunity to exchange 100% of the aggregate principal amount of their Existing Level 3 3.875% Senior Secured Notes for Level 3 11.000% First Lien Notes issued under the Level 3 11.000% First Lien Indenture in an aggregate principal amount equal to 100% of the aggregate principal amount of the Existing Level 3 3.875% Senior Secured Notes so exchanged (such exchange, the “Level 3 2030 Exchange”). The mechanism for the Level 3 2030 Exchange shall be as reasonably determined by the Company in consultation with the Majority Consenting Parties.

Each Consenting Party that is a holder of Existing Level 3 3.875% Senior Secured Notes participating in the Level 3 2030 Exchange shall provide any and all consents, waivers, amendments, supplements or other modifications to or in connection with the Existing Level 3 3.875% Indenture through a supplemental indenture (the “Level 3 3.875% Supplemental Indenture”) or any ancillary documents relating thereto in accordance with Section 2(a) of the Transaction Support Agreement.

All accrued and unpaid interest on Existing Level 3 3.875% Senior Secured Notes that are exchanged shall be paid in full in cash.

Interest Rate	11.000% cash

Default Rate	2.0%

Maturity Date	December 15, 2030

Call Protection

Any optional prepayment from the Closing Date until the maturity date will be accompanied by the following prepayment premium (the “Level 3 11.000% First Lien Notes Prepayment Premium”) as set forth below opposite the relevant period from the Closing Date as indicated below:

	Period	Level 3 11.000% First Lien Notes Prepayment Premium

	Months 1-36	Make-Whole Amount (to be defined)

	Months 37 – 48	50% of Interest Rate;

	Months 49 – 60	25% of Interest Rate; and

	Thereafter	None

The prepayment premium for any change of control offer will be 1%. There will be no prepayment premium in connection with any mandatory prepayment in connection with an asset sale offer. For the avoidance of doubt, no make-whole premium will be payable in connection with any change of control offer or asset sale offer.

Level 3 11.000% First Lien Indenture

In addition, for the avoidance of doubt, the Level 3 11.000% First Lien Notes Prepayment Premium will be payable in the event of a bankruptcy filing or other insolvency event by the Issuer or any of the Guarantors, any foreclosure, exercise of remedies and/or sale of the Collateral following an Event of Default, the sale of Collateral in an insolvency proceeding, any restructuring, reorganization or compromise of the obligations under the Level 3 11.000% First Lien Notes or any other termination of the Level 3 11.000% First Lien Notes documentation.

OID	None.

Collateral

First priority perfected security interest in and lien on the same assets securing the Existing Level 3 Credit Agreement and any additional assets as may be agreed upon by the Majority Consenting Parties and the Company (including all rights under and proceeds of the Intercompany Loan). Such security interest and lien will be pari passu with the security interest and lien securing the New Money First Lien Indenture, Level 3 First Lien Term Loan Facility and Level 3 11.000% First Lien Indenture and senior to any security interest and lien securing the Level 3 Second Lien Indentures.

Trustee	Same as New Money First Lien Indenture.

Collateral Agent	Same as New Money First Lien Indenture.

Documentation Principles	Consistent with the Level 3 Notes Documentation Principles.

A-4-2

Exhibit A-5

Existing Level 3 10.500% Supplemental Indenture

Certain Amendments

Each Consenting Party that is a holder of the Existing Level 3 10.500% Senior Secured Notes will consent to the trustee executing a supplemental indenture to the Existing Level 3 10.500% Indenture (the “Level 3 10.500% Supplemental Indenture”).

The Level 3 10.500% Supplemental Indenture shall modify the Existing Level 3 10.500% Indenture to conform to the covenants as set forth in Annex A and all other annexes hereto.

Consent Fee	5 bps cash consent fee.

Exhibit A-6

Level 3 Second Lien Indentures

Issuance/Collateral

(i) A new second lien secured indenture (the “Level 3 4.875% Second Lien Indenture,” and the notes issued thereunder, the “Level 3 4.875% Second Lien Notes”), (ii) a new second lien secured indenture (the “Level 3 4.500% Second Lien Indenture,” and the notes issued thereunder, the “Level 3 4.500% Second Lien Notes”), (iii) a new second lien secured indenture (the “Level 3 3.875% Second Lien Indenture,” and the notes issued thereunder, the “Level 3 3.875% Second Lien Notes”), and (iv) a new second lien secured indenture (the “Level 3 4.000% Second Lien Indenture,” and together with the Level 3 4.875% Second Lien Indenture, Level 3 4.500% Second Lien Indenture and Level 3.875% Second Lien Indenture, the “Level 3 Second Lien Indentures,” and the notes issued thereunder, the “Level 3 4.000% Second Lien Notes,” together with the Level 3 4.875% Second Lien Notes, Level 3 4.500% Second Lien Notes and Level 3 3.875% Second Lien Notes, the “Level 3 Second Lien Notes”), in each case having the lien priority described under “Collateral” for the New Money First Lien Indenture.

Issuer	Same as the Issuer of the New Money First Lien Notes.

Guarantors	Same as New Money First Lien Indenture.

Level 3 Senior Unsecured Notes Transaction

The Consenting Parties that are holders of (i) Existing Level 3 4.625% Senior Unsecured Notes, (ii) Existing Level 3 4.250% Senior Unsecured Notes, (iii) Existing Level 3 3.625% Senior Unsecured Notes or (iv) Existing Level 3 3.750% Senior Unsecured ESG Notes (collectively, the “Level 3 Senior Unsecured Notes”) will have the opportunity to exchange up to $2 billion in the aggregate of the principal amount of their Level 3 Senior Unsecured Notes for Level 3 Second Lien Notes issued under a new indenture in aggregate principal amount equal to the amount of Level 3 Unsecured Notes subject to such exchange (such exchange, the “Level 3 Senior Unsecured Notes Transaction”). The mechanism for the Level 3 Senior Unsecured Notes Transaction shall be as reasonably determined by the Company in consultation with the Majority Consenting Parties.

Each Consenting Party that is a holder of the Level 3 Senior Unsecured Notes participating in the Level 3 Senior Unsecured Notes Transaction shall provide any and all consents, waivers, amendments, supplements or other modifications to or in connection with, as applicable, (i) the Existing Level 3 4.625% Indenture through a supplemental indenture (the “Level 3 4.625% Supplemental Indenture”), (ii) the Existing Level 3 4.250% Indenture through a supplemental indenture (the “Level 3 4.250% Supplemental Indenture”), (iii) the Existing Level 3 3.625% Indenture through a supplemental indenture (the “Level 3 3.625% Supplemental Indenture”) and (iv) the Existing Level 3 3.750% Indenture through a supplemental indenture (the “Level 3 3.750% Supplemental Indenture”) or any ancillary documents relating thereto in accordance with Section 2(a) of the Transaction Support Agreement.

All accrued and unpaid interest on Level 3 Senior Unsecured Notes that are exchanged shall be paid in full in cash.

Trustee	Same as New Money First Lien Indenture.

Collateral Agent	Same as New Money First Lien Indenture.

Interest Rate	Existing interest rate for each of the Level 3 Senior Unsecured Notes plus 25 bps cash.

Level 3 Second Lien Indentures

Default Rate	Same as Existing Level 3 Senior Unsecured Notes Indentures.

Maturity Date	One (1) year and nine (9) months after the existing maturities for each of the Existing Level 3 Senior Unsecured Notes.

Call Protection	Same as Existing Level 3 Senior Unsecured Notes Indentures.

Documentation Principles

Substantially consistent with the corresponding provisions set forth in the Existing Level 3 Senior Unsecured Notes Indentures with appropriate modifications to reflect the lien priority status of the Level 3 Second Lien Notes and this term sheet (including Annex A and all other annexes hereto).

A-6-2

Exhibit A-7

Lumen Tech Superpriority Revolving Credit Facility

Facility

A new senior secured superpriority revolving loan facility (the “Lumen Tech Superpriority Revolving Facility”), of which an amount shall be drawn upon closing equal to the Existing Revolver Exposure as of closing.

Borrower	Same as Existing Lumen Tech Credit Agreement.

Guarantors

(i) All Guarantors under the Existing Lumen Tech Credit Agreement and (ii) all other wholly-owned material domestic subsidiaries of the Borrower, including Qwest Corporation and any of its subsidiaries, other than (x) the Level 3 Entities and (y) exceptions as set forth on Annex A and as otherwise agreed between the Company and the Majority Consenting Parties, which guarantee of Qwest Corporation and its Subsidiaries shall be a guarantee of collection and include savings language relating to Qwest Corporation and its subsidiaries taken as a whole.

Terms	The Lumen Superpriority Revolving Facility will be on terms (including maturity, rate, size, fee and financial covenant) satisfactory to the Company.

Collateral

First priority perfected security interest in and lien on substantially all assets of the Borrower and each Guarantor (subject to exclusions as agreed between the Company and the Majority Consenting Parties) and any additional assets as may be agreed upon by the Majority Consenting Parties and the Company, other than Qwest Corporation and its subsidiaries. Such security interest and lien will be pari passu with the security interest and lien securing the Lumen Tech Superpriority Term Loan Facility, the Intercompany Loan and the Lumen Tech 4.250% Superpriority Indenture and senior to any security interest and lien securing the Existing Lumen Tech Credit Agreement.

Qwest Transaction

The Company shall use reasonable best efforts to transfer 49% of the assets of Qwest Corporation to subsidiaries thereof (which, for the avoidance of doubt, shall be Guarantors) by no later than June 30, 2025, in a manner permitted under the Existing Qwest Debt Documents and in any event subject to receipt of all required regulatory approvals. The assets to be transferred will be determined by the Company in its reasonable discretion.

Revolver Transaction

All holders of the Existing Revolver Exposure shall exchange their Existing Revolver Exposure into the Lumen Tech Superpriority Revolving Credit Facility (such exchange, the “Revolver Transaction”).

The Company shall terminate any undrawn revolving commitments remaining under the Existing Lumen Tech Credit Agreement on the Closing Date.

Documentation Principles	Substantially consistent with the Level 3 First Lien Term Loan Facility, as revised to reflect the terms on this Term Sheet (including Annex A).

Exhibit A-8

Lumen Tech Superpriority Term Loan Facility

Facility Type

A senior secured superpriority term loan facility (the “Lumen Tech Superpriority Term Loan Facility” and, the loans thereunder, the “Lumen Tech Superpriority Term Loans”). Once repaid, the Lumen Tech Superpriority Term Loans may not be reborrowed.

Borrower	Same as Lumen Tech Superpriority Revolving Credit Facility.

Guarantors	Same as Lumen Tech Superpriority Revolving Credit Facility.

Lumen Tech Term Loan Transaction

Each Consenting Party that is a holder of Existing Lumen Tech Term B Loans (together with Existing Lumen Tech Term A/A-1 Loans, the “Existing Lumen Tech Term Loans”) will have the opportunity to exchange 100% of the aggregate principal amount of their Existing Lumen Tech Term B Loans for, as determined by the Company, subject to the consent of the Majority Consenting Parties (not to be unreasonably withheld):

(a) Lumen Tech Superpriority Term Loans issued under a new credit agreement for the Lumen Tech Superpriority Term Loan Facility (the “Lumen Tech Superpriority Credit Agreement”) in an aggregate principal amount equal to 100% of the aggregate principal amount of the Existing Lumen Tech Term Loans so exchanged or

(b) Lumen Tech Superpriority Term Loans issued under the Lumen Tech Superpriority Credit Agreement in an aggregate principal amount equal to 85% of the aggregate principal amount of the Existing Lumen Tech Term Loans so exchanged and cash in an amount equal to 15% of the aggregate principal amount of the Existing Lumen Tech Term Loans so exchanged (such exchanges, the “Lumen Tech Term Loan Transaction”, together with the Level 3 Term Loan Transaction, the “Term Loan Transactions”).

Each Consenting Party that is a holder of Existing Lumen Tech Term Loans participating in the Lumen Tech Term Loan Transaction shall provide any and all consents, waivers, amendments, supplements or other modifications to or in connection with the Existing Lumen Tech Credit Agreement or any ancillary documents relating thereto in accordance with Section 2(a) of the Transaction Support Agreement.

All accrued and unpaid interest on Existing Lumen Tech Term Loans that are exchanged shall be paid in full in cash.

Administrative Agent	Same as Level 3 First Lien Term Loan Facility.

Collateral Agent	Same as Level 3 First Lien Term Loan Facility.

Term Loan B Interest Rate	Lumen Tech Superpriority Term B Loan: Existing Lumen Tech Term Loan B Interest Rate + 25 bps cash

Term Loan B Default Rate	Same as Existing Lumen Tech Credit Agreement.

Term Loan B Amortization	Same as Existing Lumen Tech Credit Agreement.

Lumen Tech Superpriority Term Loan Facility

Term Loan B Maturity Date[2]	Lumen Tech Superpriority Term B Loan: 50% on April 15, 2029 50% on April 15, 2030

Term Loan A Terms	The Lumen Superpriority Revolving Facility will be on terms (including maturity, rate, size, amortization, fee and financial covenant) satisfactory to the Company.

Collateral

First priority perfected security interest in and lien on substantially all assets of the Borrower and each Guarantor (subject to exclusions as agreed between the Company and the Majority Consenting Parties), other than Qwest Corporation and its subsidiaries. Such security interest and lien will be pari passu with the security interest and lien securing the Lumen Tech Superpriority Revolving Facility, the Intercompany Loan and the Lumen Tech 4.250% Superpriority Indenture and senior to any security interest and lien securing the Existing Lumen Tech Credit Agreement.

Documentation Principles	Substantially consistent with the Lumen Tech Superpriority Revolving Facility.

[2]

Loans with differing maturities shall be allocated ratably to each applicable participating Consenting Party; provided, however, to the extent an individual Consenting Party or Affiliate thereof is prohibited or otherwise restricted from accepting longer dated loans pursuant to governing documentation that has been reviewed by counsel to the Ad Hoc Group, such Consenting Party shall be allocated shorter dated loans only; provided that the amount of such shorter dated loans in the aggregate subject to the foregoing shall be no more than $15 million.

A-8-2

Exhibit A-9

Lumen Tech 4.250% Superpriority Indenture

Issuance

A new senior secured superpriority indenture having the lien priority described under “Collateral” for the Lumen Tech Superpriority Revolving Facility (the “Lumen Tech 4.250% Superpriority Indenture,” and the notes issued thereunder, the “Lumen Tech 4.250% Superpriority Notes”).

Issuer	Same as Lumen Tech Superpriority Revolving Credit Facility.

Guarantors	Same as Lumen Tech Superpriority Revolving Credit Facility.

Lumen Tech Secured Exchange

Each Consenting Party that is a holder of Existing Lumen Tech 4.000% Senior Secured Notes will have the opportunity to exchange 100% of the aggregate principal amount of their Existing Lumen Tech 4.000% Senior Secured Notes for (a) Lumen Tech 4.250% Superpriority Notes issued under the Lumen Tech 4.250% Superpriority Indenture in an aggregate principal amount equal to 85% of the aggregate principal amount of the Existing Lumen Tech 4.000% Senior Secured Notes so exchanged and (b) cash in an amount equal to 15% of the aggregate principal amount of the Existing Lumen Tech 4.000% Secured Notes so exchanged (such exchange, the “Lumen Tech Secured Exchange”). The mechanism for the Lumen Tech Secured Exchange shall be as reasonably determined by the Company in consultation with the Majority Consenting Parties.

Each Consenting Party that is a holder of Existing Lumen Tech 4.000% Senior Secured Notes participating in the Lumen Tech Secured Exchange shall provide any and all consents, waivers, amendments, supplements or other modifications to or in connection with the Existing Lumen Tech 4.000% Indenture through a supplemental indenture (the “Lumen Tech 4.000% Supplemental Indenture”) or any ancillary documents relating thereto in accordance with Section 2(a) of the Transaction Support Agreement.

All accrued and unpaid interest on Existing Lumen Tech 4.000% Senior Secured Notes that are exchanged shall be paid in full in cash.

Lumen Tech Unsecured Notes Transaction

Certain Consenting Parties that are holders of Existing Lumen Tech 5.125% Senior Unsecured Notes (the “Lumen Tech Senior Unsecured Notes”) will have the opportunity to exchange up to $263 million of the aggregate principal amount of their Lumen Tech Senior Unsecured Notes for Existing Lumen Tech 4.000% Senior Secured Notes issued under the Existing Lumen Tech 4.000% Indenture in an aggregate principal amount equal to the amount of Lumen Tech Senior Unsecured Notes subject to such exchange and, for the avoidance of doubt, no more than $263 million (such exchange, the “Lumen Tech Unsecured Notes Transaction”). The mechanism for the Lumen Tech Unsecured Notes Transaction shall be as reasonably determined by the Company in consultation with the Majority Consenting Parties.

All accrued and unpaid interest on Lumen Tech Senior Unsecured Notes that are exchanged shall be paid in full in cash.

Interest Rate	4.250% cash

Default Rate	Same as Existing Lumen Tech 4.000% Indenture

Lumen Tech 4.250% Superpriority Indenture

Maturity Date	50% April 15, 2029 50% April 15, 2030

Collateral

First priority perfected security interest in and lien on substantially all assets of the Issuer and each Guarantor (subject to exclusions as agreed between the Company and the Majority Consenting Parties), other than Qwest Corporation and its subsidiaries. Such security interest and lien will be pari passu with the security interest and lien securing the Lumen Tech Superpriority Term Loan Facility and the Lumen Tech Superpriority Revolver Facility, the Intercompany Loan and senior to any security interest and lien securing the Existing Lumen Tech Credit Agreement.

Trustee	Same as New Money First Lien Indenture.

Collateral Agent	Same as New Money First Lien Indenture.

Documentation Principles	Substantially consistent with the Existing Lumen Tech 4.000% Indenture after giving effect to the Lumen Tech Secured Exchange.

A-9-2

Exhibit A-10

Schedule I

Additional Terms

Amendments

The (a) Majority Consenting Parties will execute amendments to the Existing Level 3 Credit Agreement and Existing Lumen Tech Credit Agreement and (b) the Consenting Parties that are holders of the applicable notes will consent to the applicable trustee executing the Supplemental Indentures (the amendments and supplemental indentures referred to in clauses (a) and (b) collectively, the “Amendments”).

Subject to Section 2(a) of the Transaction Support Agreement, the Amendments may, if the Company so determines, among other things:

(i) allow the Transactions to be consummated,

(ii) amend or remove any provisions or protections, including negative covenants, mandatory prepayment provisions, or other provisions, that may be amended or removed with the consent of the Required Lenders (as defined in the applicable Existing Credit Agreement, and such applicable term in the Existing Indentures) and

(iii) if applicable, direct the applicable administrative agent, trustee and collateral agent to enter into one or more intercreditor agreements in form and substance reasonably satisfactory to the Company and the Majority Consenting Parties.

The Consenting Parties shall, pursuant to the documentation implementing the Amendments, waive any and all defaults or events of default (if any) under the Existing Debt (other than any such default or event of default that requires a waiver from 100% of applicable holders or lenders).

Paydowns

The Transactions will include the following paydowns:

(a)   The Company shall repay or cause to be repaid (with no premium or penalty) the Existing Lumen Tech Term Loan A and Existing Lumen Tech Term Loan A-1 on the Closing Date, at par in an amount equal to up to $800 million of the aggregate principal amount of the Existing Lumen Term Loan A and Existing Lumen Tech Term Loan A-1 (the “Lumen Tech TLA / A-1 Loan Paydown”); and

(b)   The Company shall repay or cause to be repaid the Existing Qwest Term Loans at Closing (the “Qwest Term Loan Paydown”).

Implementation

The Transactions will be implemented as follows:

(a)   The applicable Consenting Parties, the Company and the agents and/or trustees under the Existing Level 3 Credit Agreement, Existing Lumen Tech Credit Agreement, Existing Level 3 3.400% Indenture, Existing Level 3 3.875% Indenture, Existing Level 3 4.625% Indenture, Existing Level 3 4.250% Indenture, Existing Level 3 3.625% Indenture, Existing Level 3 3.750% Indenture and Existing Lumen Tech 4.000% Indenture, will enter into the Amendments.

(b)   Prior to the closing of the Transactions, the Company shall have completed the Level 3 2029 Exchange, Level 3 2030 Exchange, Level 3 Senior Unsecured Notes Exchange and Lumen Tech Secured Exchange.

(c)   Following the effectiveness of the amendments to the Existing Level 3 Credit Agreement and the Existing Lumen Tech Credit Agreement, the Company will cause the Level 3 Term Loan Transaction, Revolver Transaction and/or Lumen Tech Term Loan Transaction, as applicable, to occur on the terms set forth herein.

(d)   Substantially concurrently with the closing of the Level 3 Term Loan Transaction, Revolver Transaction, Lumen Tech Term Loan Transaction, Level 3 2029 Exchange, Level 3 2030 Exchange, Level 3 Senior Unsecured Notes Exchange and Lumen Tech Secured Exchange, the Lumen Tech Unsecured Notes Transaction, the First Lien Funding Parties will purchase the New Money First Lien Notes and the Company will execute the Intercompany Loan on the terms and conditions set forth herein and in the applicable debt documents.

(e)   Substantially concurrently with the closing of the Transactions, the Company shall execute the Lumen Tech TLA / A-1 Loan Paydown and Qwest Term Loan Paydown.

Fees and Expenses & Indemnification

The Company and the Guarantors under the New Money First Lien Indenture will indemnify the Consenting Parties and its representatives (including its counsel and financial advisor) for all claims related to or arising from the Transactions on terms reasonably acceptable to the Majority Consenting Parties and the Company.

The fees and expenses incurred by the Ad Hoc Group (including the fees and expenses of Davis Polk & Wardwell LLP and Houlihan Lokey Capital, Inc.) in connection with the Transactions will be paid by the Company, whether incurred prior to, on, or following the Closing Date in accordance with and subject to the terms of the fee and engagement letters (if any) between the Company and each Ad Hoc Group Advisor.

Supplemental Indentures

(i) The Level 3 3.400% Supplemental Indenture, (ii) the Level 3 3.875% Supplemental Indenture, (iii) the Level 3 4.625% Supplemental Indenture, (iv) the Level 3 4.250% Supplemental Indenture, (v) the Level 3 3.625% Supplemental Indenture, (vi) the Level 3 10.500% Supplemental Indenture, (vii) the Level 3.750% Supplemental Indenture and (viii) the Lumen Tech 4.000% Supplemental Indenture.

Tax Treatment

Section 2(c) of the Transaction Support Agreement is incorporated herein by reference.

Notwithstanding anything to the contrary herein, the Majority Consenting Parties and the Company will cooperate in good faith to structure the Transactions in a mutually acceptable tax efficient manner, including with respect to income tax and withholding tax consequences of the Transactions to holders and the Company, and support mutually acceptable tax positions, provided such positions are reasonable.

A-10-2

Exhibit A-11

Schedule II

Existing Debt Definitions

Term	Definition

Existing Level 3 3.400% Indenture

That certain Senior Secured Notes Indenture, dated as of November 29, 2019, by and among Level 3 Parent, Level 3, as issuer, the Bank of New York Mellon Trust Company, N.A., as the trustee, and Level 3’s subsidiary guarantors party thereto (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date).

Existing Level 3 3.400% Senior Secured Notes	The notes, due 2027, issued pursuant to the Existing Level 3 3.400% Indenture.

Existing Level 3 3.625% Indenture

That certain Senior Notes Indenture, dated as of August 12, 2020, by and among Level 3 Parent, Level 3, as issuer and the Bank of New York Mellon Trust Company, N.A., as the trustee, and Level 3’s subsidiary guarantors thereto (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date).

Existing Level 3 3.625% Senior Unsecured Notes	The notes, due 2029, issued pursuant to the Existing Level 3 3.625% Indenture.

Existing Level 3 3.750% Indenture

That certain Senior Notes Indenture, dated as of January 13, 2021, by and among Level 3 Parent, Level 3, as issuer and the Bank of New York Mellon Trust Company, N.A., as trustee, and Level 3’s subsidiary guarantors party thereto (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date).

Existing Level 3 3.750% Senior Unsecured ESG Notes	The notes, due 2029, issued pursuant to the Existing Level 3 3.750% Indenture.

Existing Level 3 3.875% Indenture

That certain Senior Secured Notes Indenture, dated as of November 29, 2019, by and among Level 3 Parent, Level 3, as issuer, the Bank of New York Mellon Trust Company, N.A., as the trustee, and Level 3’s subsidiary guarantors party thereto (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date).

Existing Level 3 3.875% Senior Secured Notes	The notes, due 2029, issued pursuant to the Existing Level 3 3.875% Indenture.

Existing Level 3 4.250% Indenture

That certain Senior Notes Indenture, dated as of June 15, 2020, by and among Level 3 Parent, Level 3, as issuer and the Bank of New York Mellon Trust Company, N.A., as the trustee, and Level 3’s subsidiary guarantors party thereto (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date).

Existing Debt Definitions

Term	Definition

Existing Level 3 4.250% Senior Unsecured Notes	The notes, due 2028, issued pursuant to the Existing Level 3 4.250% Indenture.

Existing Level 3 4.625% Indenture

That certain Senior Notes Indenture, dated as of September 25, 2019, by and among Level 3 Parent, Level 3, as issuer and the Bank of New York Mellon Trust Company, N.A., as the trustee, and Level 3’s subsidiary guarantors party thereto (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date).

Existing Level 3 4.625% Senior Unsecured Notes	The notes, due 2027, issued pursuant to the Existing Level 3 4.625% Indenture.

Existing Level 3 10.500% Indenture

That certain Senior Secured Notes Indenture, dated as of March 31, 2023, by and among Level 3 Parent, Level 3, as issuer, the Bank of New York Mellon Trust Company, N.A., as the trustee, and Level 3’s subsidiary guarantors party thereto (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date).

Existing Level 3 10.500% Senior Secured Notes	The notes, due 2030 issued pursuant to the Existing Level 3 10.500% Indenture.

Existing Level 3 Credit Agreement

That certain Amended and Restated Credit Agreement, dated as of November 29, 2019, by and among Level 3 Parent LLC (“Level 3 Parent”), Level 3 Financing, Inc. (“Level 3”), as borrower, the lenders from time to time party thereto and Merrill Lynch Capital Corporation, as administrative agent and collateral agent (as amended, amended and restated, supplemented or otherwise modified prior to the Closing Date).

Existing Level 3 Secured Debt	The Existing Level 3 Term Loans and the Existing Level 3 Senior Secured Notes.

Existing Level 3 Senior Secured Notes Indentures	The Existing Level 3 3.400% Indenture, the Existing Level 3 3.875% Indenture, and the Existing Level 3 10.500% Indenture.

Existing Level 3 Senior Secured Notes	The Existing Level 3 3.400% Senior Secured Notes, the Existing Level 3 3.875% Senior Secured Notes, and the Existing Level 3 10.500% Senior Secured Notes.

Existing Level 3 Senior Unsecured Notes

The Existing Level 3 3.625% Senior Unsecured Notes, the Existing Level 3 3.750% Senior Unsecured ESG Notes, the Existing Level 3 4.250% Senior Unsecured Notes, and the Existing Level 3 4.625% Senior Unsecured Notes.

Existing Level 3 Senior Unsecured Notes Indentures	The Existing Level 3 3.625% Indenture, the Existing Level 3 3.750% Indenture, the Existing Level 3 4.250% Indenture, and the Existing Level 3 4.625% Indenture.

A-11-2

Existing Debt Definitions

Term	Definition

Existing Level 3 Term Loans	The term loans issued pursuant to the Existing Level 3 Credit Agreement.

Existing Lumen Tech 4.000% Indenture

That certain Senior Secured Notes Indenture, dated as of January 4, 2020, by and among the Company, as issuer, Wells Fargo Bank, National Association, as the trustee, and the Company’s subsidiary guarantors thereto (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date).

Existing Lumen Tech 4.000% Senior Secured Notes	The notes, due 2027, issued pursuant to the Existing Lumen Tech 4.000% Indenture.

Existing Lumen Tech 5.125% Indenture

That certain Senior Notes Indenture, dated as of December 16, 2019, by and among the Company, as issuer and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as the trustee, and the Company’s subsidiary guarantors party thereto (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date).

Existing Lumen Tech 5.125% Senior Unsecured Notes	The notes, due 2026, issued pursuant to the Existing Lumen Tech 5.125% Indenture.

Existing Lumen Tech 5.625% Indenture

That certain Senior Notes Indenture, dated as of March 31, 1994, by and among the Company, as issuer and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as the trustee, and the Company’s subsidiary guarantors party thereto (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date).

Existing Lumen Tech 5.625% Senior Unsecured Notes	The notes, due 2025, issued pursuant to the Existing Lumen Tech 5.625% Indenture.

Existing Lumen 7.200% Indenture

That certain Senior Notes Indenture, dated as of March 31, 1994, by and among the Company, as issuer and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as the trustee, and the Company’s subsidiary guarantors party thereto (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date).

Existing Lumen Tech 7.200% Senior Unsecured Notes	The notes, due 2025, issued pursuant to the Existing Lumen Tech 7.200% Indenture.

Existing Lumen Tech Credit Agreement

That certain Amended and Restated Credit Agreement, dated as of January 31, 2020, by and among Centurylink, Inc. (“Centurylink” now known as Lumen Technologies, Inc., together with its subsidiaries, the “Company”), as borrower, the lenders from time to time party thereto and bank of America, N.A. as administrative agent and collateral agent (as amended, amended and restated, supplemented, or otherwise modified prior to the Closing Date).

A-11-3

Existing Debt Definitions

Term	Definition

Existing Lumen Tech Senior Secured Notes	The Existing Lumen Tech 4.000% Senior Secured Notes.

Existing Lumen Tech Senior Secured Notes Indentures	The Existing Lumen Tech 4.000% Indenture.

Existing Lumen Tech Senior Unsecured Notes	The Existing Lumen Tech 5.125% Senior Unsecured Notes, the Existing Lumen Tech 5.625% Senior Unsecured Notes, and the Existing Lumen Tech 7.200% Senior Unsecured Notes.

Existing Lumen Tech Senior Unsecured Notes Indentures	The Existing Lumen Tech 5.125% Indenture, the Existing Lumen Tech 5.625% Indenture, and the Existing Lumen Tech 7.200% Indenture.

Existing Lumen Tech Term Loans	The Existing Lumen Tech Term A/A-1 Loans and the Existing Lumen Tech Term B Loans.

Existing Qwest 7.250% Indenture

That certain Senior Notes Indenture, dated as of April 15, 1990, by and among US West Communications, Inc., as issuer and The First National Bank of Chicago, as the trustee (as amended, restated, amended and restated, supplemented, or otherwise modified prior to the Closing Date).

Existing Qwest 7.250% Unsecured Notes	The notes, due 2025, issued pursuant to the Existing Qwest 7.250% Indenture.

Existing Qwest Credit Agreement

That certain Amended and Restated Credit Agreement, dated as of October 23, 2020, by and among Qwest Corporation (“Qwest”), as borrower, the lenders from time to time party thereto and CoBank, ACB, as administrative agent and collateral agent (as amended, amended and restated, supplemented or otherwise modified prior to the Closing Date).

Existing Qwest Debt	The Existing Qwest Term Loans.

Existing Qwest Term Loans	The term loans issued pursuant to the Existing Qwest Credit Agreement.

Existing Revolver Exposure	The same meaning as “Revolving Facility Credit Exposure” as defined in the Existing Lumen Tech Credit Agreement.

A-11-4

Exhibit A-12

Annex A

Other Terms and Covenants

Private and Confidential / Subject to FRE 408 and State Law Equivalents

Level 3 Select Covenants

Level 3 Select Covenants [1], [2]

Description		Covenants

Level 3 Parent Debt Capacity

1.	Level 3 Parent Debt Capacity	To consolidate “Parent” and “Borrower” debt covenants under a single covenant applicable to Parent and its subsidiaries (see below section)

Level 3 Borrower Debt Capacity[3]

2.	Ratio Debt Basket	5.0x CCFAFC; 5.75x if B rating

3.	Credit Facilities Basket	Separate “Credit Facilities” Basket (Greater of $5,011MM and 4.0x CCFAFC) to be removed

4.	Incremental L3 1L Debt Basket	1L capacity at Level 3 equal to (1) a free and clear amount equal to the sum of (x) existing 1L + (y) $1.25BN, plus (2) unlimited subject to ratio of 3.25x until June 30, 2025, 3.50x thereafter

5.	Foreign Restricted Subsidiary Debt Basket	To be removed

6.	Capital Leases / Purchase Money Debt Basket	Amount existing at Closing plus greater of $250MM and applicable % of EBITDA

[1]	The items set forth in this covenant grid shall supplement (and not replace) the terms set forth in the transaction term sheet attached to the Transaction Support Agreement.
[2]	Items not set forth in this grid or in the Transaction Support Agreement shall be as set forth in the applicable Definitive Documents, subject to the terms of the Transaction Support Agreement.
[3]

Debt instruments will each include customary carveout specifying that any paid-in-kind interest shall not count as incurrence of indebtedness for purposes of indebtedness and lien covenants and leverage ratio calculations.

Private and Confidential / Subject to FRE 408 and State Law Equivalents

Level 3 Select Covenants (cont’d)

Level 3 Select Covenants[1,2]

Description		Covenants

7.	Subordinated Debt Basket	$1,000MM Subordinated Debt

8.	General Debt Basket	$75MM

9.	Securitization Debt

Minimum of 50% of proceeds to be applied to 1L / 2L debt

•  Pro forma 1L / 2L Level 3 gross leverage shall be no worse following securitization incurrence and use of proceeds thereof. 2L debt reductions may be consummated in a manner determined by the Company including by way of below par repurchases. Securitization debt will not count against ratios so long as incurred on customary limited recourse basis

10.	Intercompany Debt	All intercompany debt owed by Level 3 loan parties to Level 3 non-loan parties must be subordinated on customary terms to be reasonably agreed

11.	Acquired/Assumed Debt	Closing date leverage or PF no worse on acquired / assumed debt

12.	A/R Facility or Other A/R Securitization Realization	$250MM free and clear, subject to an additional $100MM upon one notch upgrade for Level 3 secured debt from 2 out of 3 rating agencies

Lien Capacity

13.	Credit Facilities Lien Basket	Removed and replaced with basket for Incremental L3 1L debt

14.	Incremental L3 1L Lien Basket	1L capacity at Level 3 equal to (1) a free and clear amount equal to the sum of (x) existing 1L + (y) $1.25BN, plus (2) unlimited subject to ratio of 3.25x until June 30, 2025, 3.50x thereafter

15.	Non-Collateral Lien Basket	Removed

2

Private and Confidential / Subject to FRE 408 and State Law Equivalents

Level 3 Select Covenants (cont’d)

Level 3 Select Covenants[1,2]

Description		Covenants

16.	Foreign Restricted Subsidiary Basket	Removed

17.	Capital Leases / Purchase Money Lien Basket	No change from Existing Level 3 Credit Agreement

18.	Junior Liens

$500MM of 2L lien capacity (less the amount of exchanging Level 3 Senior Unsecured Notes due 2027, but not less the $25.293MM of exchanging Level 3 Senior Unsecured Notes due 2028 or later); no limit on 3L or below

19.	General Liens	$75MM general liens

20.	Securitization Debt

Minimum of 50% of proceeds to be applied to 1L / 2L debt

Pro forma 1L / 2L Level 3 gross leverage shall be no worse following securitization incurrence and use of proceeds thereof. 2L debt reductions may be consummated in a manner determined by the Company including by way of below par repurchases. Securitization debt will not count against ratios so long as incurred on customary limited recourse basis

Restricted Payments Capacity[4]

21.	“Grower” CCFAFC Builder Basket

$175MM starter amount increased by the amount of cash interest paid on any intercompany loan owed to Level 3 or any other loan party (secured or unsecured), plus excess cash flow after debt service, plus the amount of any investments and RPs made by Lumen/Qwest to Level 3

22.	“Grower” Cash Equity / Conversion Builder Basket	To be removed

[4]	Capacity limited to RPs made in cash (i.e., no asset transfers).

3

Private and Confidential / Subject to FRE 408 and State Law Equivalents

Level 3 Select Covenants (cont’d)

Level 3 Select Covenants[1,2]

Description		Covenants

23.	4.25x CCFAFC Ratio Basket	To be removed

24.	Pari Passu Incurrence Basket	Proceeds of any permitted pari passu Level 3 1L incurrence may be distributed

25.	EMEA Asset Sale Proceeds	Ability to dividend net proceeds from EMEA asset sale

26.	Securitization

Up to 50% of securitization proceeds may be distributed so long as pro forma Level 3 1L and 2L net leverage remains neutral. Securitization debt will not count against ratios so long as incurred on customary limited recourse basis. Test applies only to securitization proceeds remaining after the required paydown of 1L / 2L debt in connection with the Securitization Debt Basket (see row 20)

27.	Intercompany Loans	Ability to create InterCo secured loan from Level 3 to Lumen for amount that aligns with the transaction term sheet

28.	General Basket	No other general dollar basket

Permitted Investments Capacity

29.	General Basket	$200MM

30.	Telecommunications/IS Business Permitted Investments	Limited to $200MM, subject to an additional $200MM if the Company achieves ratings trigger (one notch upgrade for Level 3 secured debt from 2 out of 3 rating agencies)

Other

31.	Serta	To include customary Serta protection

32.	Chewy	To include customary Chewy protection

4

Private and Confidential / Subject to FRE 408 and State Law Equivalents

Level 3 Select Covenants (cont’d)

Level 3 Select Covenants1, [2]

Description		Covenants

33.	J. Crew	To include customary J. Crew protection, which, for the avoidance of doubt will include material assets in addition to material intellectual property

34.	DACAs	To be required in customary form and subject to customary exclusions and a minimum threshold to be agreed

35.	Digital Product Flexibility	Flexibility on digital products, including NaaS/ExaSwitch/Edge, but ability to raise funding for digital products to be akin to, and treated consistently with, securitization financings

36.	Unrestricted Subsidiaries	Unrestricted subsidiaries permitted for bona fide reasons and not for liability management, subject to unrestricted subsidiaries being a direct or indirect subsidiary of a loan party

37.	Double- Dip / Pari-plus	No double-dip / pari-plus structure except as contemplated by the transaction

38.	Asset Sale

Asset sale / 75% cash consideration, FMV, no designated non-cash consideration concept, 100% of the proceeds are swept, and no reinvestment right, applies to all assets; sweep threshold –$37.5MM per transaction, plus $75MM per year in the aggregate; subject in each case to other customary exceptions (dispositions or obsolete equipment, etc.)

39.	Sale Leasebacks	Must use purchase money/capital lease debt basket for capacity, with proceeds subject to asset sale sweep

40.	Existing Intercompany Debt	Treatment to be set forth in the definitive documentation

41.	Reorganization Subsidiaries	Treatment to be set forth in the definitive documentation

42.	Financial Statements	Company shall continue to file financial statements (the filing of which will be consistent with past practice)

43.	Collateral and Subsidiary Definitions

Excluded collateral / excluded subsidiaries concepts and other guaranty/collateral definitions to be set forth in the definitive documentation and, in any event, to be substantially consistent with the Existing Documents with revisions to include additional collateral and guarantees as may be agreed.

5

Private and Confidential / Subject to FRE 408 and State Law Equivalents

Level 3 Select Covenants (cont’d)

Level 3 Select Covenants1, [2]

Description		Covenants
44.	Securitization	To include customary carveouts to enable Company to effect a securitization (provided that the securitization is permitted by the debt covenants per above)

45.	2L Document Language	2L to receive same covenants as existing unsecured bonds (before covenant revisions)

6

Private and Confidential / Subject to FRE 408 and State Law Equivalents

Lumen Select Covenants (cont’d)

Lumen Select Covenants[1]

Description		Covenants

Debt Capacity

1.	Incremental Lumen Superpriority Debt

Amount equal to incremental Lumen superpriority debt that would have been issued had 100% of applicable lenders participated in proposed transaction on terms provided to the parties to the Transaction Support Agreement pursuant to the terms thereof; plus amount equivalent to outstanding principal amount of Qwest unsecured debt due 2025; plus any future increase in revolver commitment

2.	Capital Leases Debt	Consolidated with Purchase Money Debt basket in item #3 below

3.	Capital Leases / Purchase Money Debt

Existing plus $250MM, increasing to the greater of $500MM and applicable % of EBITDA if company achieves ratings trigger (to be defined as B3 / B- from 2 out of the 3 rating agencies), may be secured to the extent permitted in the existing

4.	General / Other Debt Basket	To be removed

5.	Junior Debt	Unlimited junior lien or unsecured debt if incurred solely by obligors and, if secured, fully junior to new superpriority debt; negative pledge on Qwest secured debt

6.	Incremental Equivalent Debt Dollar Basket	See item #1 above

7.	Incremental / Incremental Equivalent Debt Ratio Basket

Ratio to be aligned with pro forma leverage; leverage for purposes of debt and lien baskets equal to (a) Level 3 debt, Lumen SP debt and any debt at subsidiaries that is not securitization debt (excluding A/R financings), divided by (b) total company EBITDA less EBITDA attributable to securitized assets (excluding A/R financing assets); company required to deliver compliance certificates for leverage ratio calculation in connection with reliance thereon

8.	Level 3 Debt

All debt permitted to be incurred under Level 3 credit agreement at closing will be permitted under separate baskets under the Lumen debt documents and will not reduce the capacity of other baskets under the Lumen debt documents

[1]

For the avoidance of doubt, all covenant capacity shown under the “Lumen Select Covenants” grid is incremental to the capacity agreed upon at Level 3 (i.e., use of capacity at Level 3 will not count against any baskets under the Lumen debt agreements – e.g., Level 3 debt, liens, investments, assets sales, etc., will not count against Lumen baskets). Debt instruments will each include customary carveout specifying that any paid-in-kind interest shall not count as incurrence of indebtedness for purposes of indebtedness and lien covenants and leverage ratio calculations.

7

Private and Confidential / Subject to FRE 408 and State Law Equivalents

Lumen Select Covenants (cont’d)

Lumen Select Covenants[1]

Description		Covenants

9.	Qualified Receivables Facilities	$500MM Qualified Receivables Facilities

10.	Securitization Debt

Minimum of 50% of proceeds to be applied to superpriority debt

•  Pro forma superpriority gross leverage shall be no worse following securitization incurrence and use of proceeds thereof. Securitization debt will not count against ratios so long as incurred on customary limited recourse basis

11.	Acquired/Assumed Debt	Limit on acquired/assumed debt at a leverage level that is no worse than leverage pro forma for the transaction (and liens limited to assets acquired)

12.	Lumen Senior Unsecured Notes due 2026 Basket	Superpriority amount equivalent to outstanding principal amount of Lumen Senior Unsecured Notes due 2026

Lien Capacity

13.	Non-Loan Party Liens	To be removed

14.	General Lien Basket	De minimis and not used to secured debt for borrowed money

15.	Other Liens	Liens permitted to secure applicable secured debt baskets set forth above

Restricted Payments[2]

16.	Restricted Payments Dollar Basket	$175MM

17.	Restricted Payments Ratio Basket	<3.25x; increases to <3.50x, subject to achieving ratings trigger (B3 / B- (or greater) from 2 out of 3 rating agencies)

[2]	Lumen RP capacity to include customary basket for payments in relation to preferred stock and existing long term incentive / executive compensation programs.

8

Private and Confidential / Subject to FRE 408 and State Law Equivalents

Lumen Select Covenants (cont’d)

Lumen Select Covenants[1]

Description		Covenants

Permitted Investments

18.	Non-Guarantor Subsidiaries	Equal to the cumulative excess cash flow swept from Level 3, plus the amount of any investments and RPs made by non-guarantor subsidiaries to Lumen loan parties

19.	Investment Dollar Basket	$300MM free and clear, plus $200MM subject to achieving ratings trigger (B3 / B- (or greater) from 2 out of 3 rating agencies)

20.	Investment Ratio Basket	<3.25x; increases to <3.50x subject to achieving ratings trigger (B3 / B- (or greater) from 2 out of 3 rating agencies)

Asset Sales

21.	Unlimited Intercompany Dispositions to Non-Loan Party Subsidiaries	$250MM

22.	Uncapped Basket[3]

Minimum of 50% of proceeds to be applied to superpriority debt

•  Pro forma superpriority gross leverage shall be no worse following asset sale and use of proceeds thereof. Securitization debt will not count against ratios so long as incurred on customary limited recourse basis

23.	General Dollar Basket (<$150MM FMV)	$150MM (no change)

[3]

All other provisions of existing covenants apply (Net proceeds must be applied in accordance with sweep, no EOD, Borrower may not dispose of all / substantially all of the assets in a single transaction / series of transactions and at least 75% of proceeds must be cash or equivalents (75% cash consideration does not apply to disposition of assets with FMV <$150MM). Designated Non-Cash Consideration equals 2.0% of CTA).

9

Private and Confidential / Subject to FRE 408 and State Law Equivalents

Lumen Select Covenants (cont’d)

Lumen Select Covenants[1]

Description		Covenants

Financial Covenants

24.	Financial Covenants	Financial covenants to be set forth in the definitive documentation (including with respect to which covenants will be tested)

Other

25.	Immaterial Subsidiary Definition	Definition of Immaterial Subsidiary to be set forth in the definitive documentation with thresholds to be agreed

26.	Serta	To include customary Serta protection

27.	Chewy	To include customary Chewy protection

28.	J. Crew	To include customary J. Crew protection, which, for the avoidance of doubt will include material assets in addition to material intellectual property

29.	DACA/SACAs	To be required in customary form and subject to customary exclusions and a minimum threshold to be agreed

30.	Digital Product Flexibility	Flexibility on digital products, including NaaS/ExaSwitch/Edge, but ability to raise funding for digital products to be akin to, and treated consistently with, securitization financings

31.	Unrestricted Subsidiaries	Same documentation with respect to Unrestricted Subsidiaries set forth in item 36 for Level 3 above

32.	Double- Dip / Pari-plus	No double-dip / pari-plus structure except as contemplated by the transaction

33.	Sale Leaseback Capacity	Subject to capital lease basket / not for liability management; proceeds shall be subject to asset sale sweep

34.	Existing Intercompany Debt	Treatment to be set forth in the definitive documentation, with maturity to be extended beyond extended Lumen debt

35.	Securitization	To include customary carveouts to enable Company to effect a securitization (provided that the securitization is permitted by the debt covenants per above)

10

EXHIBIT B

New Money Commitments

[Intentionally omitted]

EXHIBIT C

Backstop Parties

[Intentionally omitted]

EXHIBIT D

FORM OF SUBSCRIPTION NOTICE

Reference is made to the Transaction Support Agreement (together with the exhibits and attachments thereto, including the Term Sheet (as defined therein), as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), dated as of October 31, 2023, entered into by and among (i) Lumen Technologies, Inc., a Louisiana corporation (“Lumen”), Level 3 Financing, Inc., a Delaware corporation (“Level 3”) and Qwest Corporation, a Colorado corporation (“Qwest”, and collectively with Lumen and Level 3, the “Company”) and (ii) [Consenting Party’s Name] (“the Consenting Party”) and (iii) other holders of Existing Debt (as defined in the Agreement). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The undersigned Consenting Party hereby commits to provide, subject to the terms and conditions in the Agreement, $[●] in aggregate principal amount of the New Money First Lien Notes on the Closing Date (such Consenting Party’s “New Money Commitment”).

The undersigned Consenting Party acknowledges and agrees that upon execution and delivery of this notice it will be, and will be bound by all obligations of, a “Consenting Party” for all purposes under the Agreement in respect of its New Money Commitment.

The undersigned Consenting Party hereby represents and warrants that it has not offered or sold and will not offer or sell the New Money First Lien Notes in the United States to any Person by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.

Date Executed:    , 2023

[Name of Consenting Party]

By:
Name:
Title:

EXHIBIT E

FORM OF PERMITTED TRANSFEREE JOINDER

The undersigned (the “Transferee”) hereby (a) acknowledges that it has read and understands the Transaction Support Agreement (together with the exhibits and attachments thereto (including the Term Sheet (as defined therein)), as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), dated as of October 31, 2023, entered into by and among (i) Lumen Technologies, Inc., a Louisiana corporation (“Lumen”), Level 3 Financing, Inc., a Delaware corporation (“Level 3”) and Qwest Corporation, a Colorado corporation (“Qwest”, and collectively with Lumen and Level 3, the “Company”), (ii) [Transferor’s Name] (the “Transferor”) and (iii) other holders of Existing Debt (as defined in the Agreement); and (b) with respect to the Applicable Existing Debt to be acquired from the Transferor, agrees from and after such acquisition to be bound to the terms and conditions of the Agreement to the extent that Transferor was thereby bound, without modification, and shall be deemed a “Consenting Party” under the terms of the Agreement. The Transferee hereby makes as of the date hereof all representations and warranties made therein by all other Consenting Parties. All Existing Debt held by the Transferee (now or hereafter) shall be subject in all respects to the Agreement. All notices and other communications given or made pursuant to the Agreement shall be sent to the Transferee at the address set forth below in the Transferee’s signature below.

The undersigned Transferee represents that it has not been solicited by the Transferor to purchase the Applicable Existing Debt in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

Date Executed:    , 2023

[Name of Transferee]

By:
Name:
Title:

Notice Information:

Acknowledged and agreed to by:

Lumen Technologies, Inc.

By:
Name:
Title:

Holdings:

Tranche	Beneficial/Record Ownership			Open Trade Acquisitions			Open Trade Sales
Existing Level 3 Term Loans	$	[	]	$	[	]	$	[	]
Existing Level 3 3.400% Senior Secured Notes	$	[	]	$	[	]	$	[	]
Existing Level 3 3.875% Senior Secured Notes	$	[	]	$	[	]	$	[	]
Existing Level 3 10.500% Senior Secured Notes	$	[	]	$	[	]	$	[	]
Existing Level 3 3.625% Senior Unsecured Notes	$	[	]	$	[	]	$	[	]
Existing Level 3 3.750% Senior Unsecured ESG Notes	$	[	]	$	[	]	$	[	]
Existing Level 3 4.250% Senior Unsecured Notes	$	[	]	$	[	]	$	[	]
Existing Level 3 4.625% Senior Unsecured Notes	$	[	]	$	[	]	$	[	]
Existing Revolver Exposure	$	[	]	$	[	]	$	[	]
Existing Lumen Tech Term A/A-1 Loans	$	[	]	$	[	]	$	[	]
Existing Lumen Tech Term B Loans	$	[	]	$	[	]	$	[	]
Existing Lumen Tech 4.000% Senior Secured Notes	$	[	]	$	[	]	$	[	]
Existing Lumen Tech 5.125% Senior Unsecured Notes	$	[	]	$	[	]	$	[	]
Existing Lumen Tech 5.625% Senior Unsecured Notes	$	[	]	$	[	]	$	[	]
Existing Lumen Tech 7.200% Senior Unsecured Notes	$	[	]	$	[	]	$	[	]
Existing Qwest 7.250% Unsecured Notes	$	[	]	$	[	]	$	[	]

EXHIBIT F

FORM OF ADDITIONAL CONSENTING PARTY JOINDER

The undersigned (the “Additional Consenting Party”) hereby (a) acknowledges that it has read and understands the Transaction Support Agreement (together with the exhibits and attachments thereto (including the Term Sheet (as defined therein)), as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), dated as of October 31, 2023, entered into by and among Lumen Technologies, Inc., a Louisiana corporation (“Lumen”), Level 3 Financing, Inc., a Delaware corporation (“Level 3”) and Qwest Corporation, a Colorado corporation (“Qwest”, and collectively with Lumen and Level 3, the “Company”) and other holders of Existing Debt (as defined in the Agreement), (b) represents that it either (A) is the beneficial or record owner of the principal amount of Existing Debt indicated on its respective signature page hereto or (B) has sole investment or voting discretion with respect to the principal amount of Existing Debt indicated on its respective signature page hereto and has the power and authority to bind the beneficial owner of such Existing Debt to the terms of this Agreement, (c) represents that it has not been solicited to purchase the New Money First Lien Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S, and (d) with respect to the Existing Debt held by such Additional Consenting Party, agrees from and after the date of this joinder to be bound to the terms and conditions of the Agreement, and shall be deemed a “Consenting Party” under the terms of the Agreement; provided, the Additional Consenting Party shall not be entitled to subscribe to provide any portion of the New Money First Lien Notes unless otherwise agreed to in writing by the Majority Consenting Parties and the Company. The Additional Consenting Party hereby makes as of the date hereof all representations and warranties made therein by all other Consenting Parties. All Existing Debt held by the Additional Consenting Party (now or hereafter) shall be subject in all respects to the Agreement. All notices and other communications given or made pursuant to the Agreement shall be sent to the Additional Consenting Party at the address set forth below in the Additional Consenting Party’s signature below.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

Date Executed:    , 2023

[Name of Additional Consenting Party]

By:
Name:
Title:

Notice Information:

Acknowledged and agreed to by:

Lumen Technologies, Inc.

By:
Name:
Title:

Holdings:

Tranche	Beneficial/Record Ownership			Open Trade Acquisitions			Open Trade Sales
Existing Level 3 Term Loans	$	[	]	$	[	]	$	[	]
Existing Level 3 3.400% Senior Secured Notes	$	[	]	$	[	]	$	[	]
Existing Level 3 3.875% Senior Secured Notes	$	[	]	$	[	]	$	[	]
Existing Level 3 10.500% Senior Secured Notes	$	[	]	$	[	]	$	[	]
Existing Level 3 3.625% Senior Unsecured Notes	$	[	]	$	[	]	$	[	]
Existing Level 3 3.750% Senior Unsecured ESG Notes	$	[	]	$	[	]	$	[	]
Existing Level 3 4.250% Senior Unsecured Notes	$	[	]	$	[	]	$	[	]
Existing Level 3 4.625% Senior Unsecured Notes	$	[	]	$	[	]	$	[	]
Existing Revolver Exposure	$	[	]	$	[	]	$	[	]
Existing Lumen Tech Term A/A-1 Loans	$	[	]	$	[	]	$	[	]
Existing Lumen Tech Term B Loans	$	[	]	$	[	]	$	[	]
Existing Lumen Tech 4.000% Senior Secured Notes	$	[	]	$	[	]	$	[	]
Existing Lumen Tech 5.125% Senior Unsecured Notes	$	[	]	$	[	]	$	[	]
Existing Lumen Tech 5.625% Senior Unsecured Notes	$	[	]	$	[	]	$	[	]
Existing Lumen Tech 7.200% Senior Unsecured Notes	$	[	]	$	[	]	$	[	]
Existing Qwest 7.250% Unsecured Notes	$	[	]	$	[	]	$	[	]